                                                                    EXHIBIT 10.1

                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                                      among

                       RICHMONT MARKETING SPECIALISTS INC.
                                  as Borrower,

                            THE CHASE MANHATTAN BANK,
                                    as Agent,

                                       and
                             the banks named herein

                                18 December 1997

                                                                    [LOGO] CHASE

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1 - Definitions........................................................1
        Section 1.1   Definitions..............................................1
        Section 1.2   Other Definitional Provisions...........................18
        Section 1.3   Accounting Terms and Determinations.....................18
        Section 1.4   Time of Day.............................................19

ARTICLE 2 - Revolving Credit Facility.........................................19
        Section 2.1   Commitments.............................................19
        Section 2.2   Notes...................................................19
        Section 2.3   Repayment of Loans......................................19
        Section 2.4   Use of Proceeds.........................................19
        Section 2.5   Commitment Fee..........................................19
        Section 2.6   Termination or Reduction of Commitments.................20
        Section 2.7   Letters of Credit.......................................20
               (a)    Commitment to Issue.....................................20
               (b)    Letter of Credit Request Procedure......................20
               (c)    Letter of Credit Fees...................................21
               (d)    Funding of Drawings.....................................21
               (e)    Reimbursements..........................................21
               (f)    Reimbursement Obligations Absolute......................22
               (g)    Issuer Responsibility...................................22

ARTICLE 3 - Interest and Fees.................................................23
        Section 3.1   Interest Rate...........................................23
        Section 3.2   Determinations of Margins and Fees......................23
               (a)    "Base Margin"...........................................23
               (b)    "Commitment Fee Rate"...................................23
               (c)    "Libor Rate Margin".....................................24
        Section 3.3   Payment Dates...........................................25
        Section 3.4   Default Interest........................................25
        Section 3.5   Conversions and Continuations of Accounts...............25
        Section 3.6   Computations............................................25

ARTICLE 4 - Administrative Matters............................................25
        Section 4.1   Borrowing Procedure.....................................25
               (a)    Formal Borrowing Request................................25
               (b)    Automatic Borrowing.....................................26
        Section 4.2   Minimum Amounts.........................................26
        Section 4.3   Certain Notices.........................................26
        Section 4.4   Prepayments.............................................27
               (a)    Mandatory...............................................27
               (b)    Control of Cash and Application to Obligations..........27
        Section 4.5   Method of Payment.......................................29

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

        Section 4.6   Weekly Settlement Among Banks; Pro Rata Treatment.......29
        Section 4.7   Sharing of Payments.....................................30
        Section 4.8   Non-Receipt of Funds by the Agent.......................31
        Section 4.9   Withholding Taxes.......................................31
        Section 4.10  Withholding Tax Exemption...............................32
        Section 4.11  Participation and Settlement Obligations Absolute;
                      Failure to Fund Participation or Settlement.............32

ARTICLE 5 - Yield Protection and Illegality...................................33
        Section 5.1   Additional Costs........................................33
        Section 5.2   Limitation on Libor Accounts............................34
        Section 5.3   Illegality..............................................35
        Section 5.4   Treatment of Affected Loans.............................35
        Section 5.5   Compensation............................................36
        Section 5.6   Capital Adequacy........................................36
        Section 5.7   Replacement of a Bank...................................37

ARTICLE 6 - Conditions Precedent..............................................37
        Section 6.1   Initial Loan and Letter of Credit.......................37
               (a)    Resolutions; Authority..................................37
               (b)    Incumbency Certificate..................................38
               (c)    Organizational Documents................................38
               (d)    Bylaws..................................................38
               (e)    Governmental Certificates...............................38
               (f)    Notes...................................................38
               (g)    Acknowledgment..........................................38
               (h)    Collateral Documents and Collateral.....................38
               (i)    Termination of Liens; Subordinations....................39
               (j)    Insurance Policies......................................39
               (k)    Opinion of Counsel......................................39
               (l)    Attorneys' Fees and Expenses............................39
               (m)    Account Agreement.......................................39
               (n)    Closing Fee.............................................39
               (o)    Prior Agreement Outstandings............................39
               (p)    Transactions............................................39
               (q)    Transaction Documents...................................39
        Section 6.2   All Loans and Letters of Credit.........................40
               (a)    No Default..............................................40
               (b)    Representations and Warranties..........................40
               (c)    Additional Documentation................................40

ARTICLE 7 - Representations and Warranties....................................40

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

        Section 7.1   Corporate Existence.....................................40
        Section 7.2   Financial Statements....................................41
        Section 7.3   Corporate Action; No Breach.............................41
        Section 7.4   Operation of Business...................................41
        Section 7.5   Litigation and Judgments................................41
        Section 7.6   Rights in Properties; Liens.............................41
        Section 7.7   Enforceability..........................................42
        Section 7.8   Approvals...............................................42
        Section 7.9   Debt....................................................42
        Section 7.10  Taxes...................................................42
        Section 7.11  Margin Securities.......................................42
        Section 7.12  ERISA...................................................43
        Section 7.13  Disclosure..............................................43
        Section 7.14  Subsidiaries; Borrower Capitalization...................43
        Section 7.15  Agreements..............................................43
        Section 7.16  Compliance with Laws....................................44
        Section 7.17  Investment Company Act..................................44
        Section 7.18  Public Utility Holding Company Act......................44
        Section 7.19  Environmental Matters...................................44
        Section 7.20  Deposit and Brokerage Accounts..........................45
        Section 7.21  Solvency................................................45
        Section 7.22  Perishable Agricultural Commodities Act.................45
        Section 7.23  Packers and Stockyards Act..............................45
        Section 7.24  Common Enterprise.  ....................................46
        Section 7.25  Transaction Documents...................................46

ARTICLE 8 - Positive Covenants................................................46
        Section 8.1   Reporting Requirements..................................46
               (a)    Annual Financial Statements.............................46
               (b)    Monthly Financial Statements............................46
               (c)    Quarterly Financial Statements..........................47
               (d)    Compliance Certificate..................................47
               (e)    Borrowing Base Report...................................47
               (f)    Receivable Reporting....................................47
               (g)    Projections.............................................47
               (h)    Management Letters......................................48
               (i)    Notice of Litigation....................................48
               (j)    Notice of Default.......................................48
               (k)    ERISA Reports...........................................48
               (l)    Notice of Material Adverse Effect.......................48
               (m)    Proxy Statements, Etc...................................48
               (n)    General Information.....................................49

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

        Section 8.2   Maintenance of Existence; Conduct of Business...........49
        Section 8.3   Maintenance of Properties...............................49
        Section 8.4   Taxes and Claims........................................49
        Section 8.5   Insurance...............................................49
        Section 8.6   Inspection Rights.......................................49
        Section 8.7   Keeping Books and Records...............................50
        Section 8.8   Compliance with Laws....................................50
        Section 8.9   Compliance with Agreements..............................50
        Section 8.10  Further Assurances and Collateral Matters...............50
               (a)    Further Assurance and Exceptions to Perfection..........50
               (b)    Subsidiary Creation or Acquisition......................51
        Section 8.11  ERISA...................................................51

ARTICLE 9 - Negative Covenants................................................51
        Section 9.1   Debt....................................................51
        Section 9.2   Limitation on Liens and Restrictions on
                      Subsidiaries............................................53
        Section 9.3   Mergers, Etc............................................55
        Section 9.4   Restricted Junior Payments..............................57
        Section 9.5   Investments.............................................58
        Section 9.6   Limitation on Issuance of Capital Stock.................59
        Section 9.7   Transactions With Affiliates............................60
        Section 9.8   Disposition of Assets...................................60
        Section 9.9   Sale and Leaseback......................................60
        Section 9.10  Lines of Business.......................................61
        Section 9.11  Prepayment of Debt......................................61
        Section 9.12  Atlas Acquisition Documents; Purchase Agreements........61
        Section 9.13  Modifications to Senior Subordinated Note
                      Documents...............................................61
        Section 9.14  Designation of Senior Debt..............................61

ARTICLE 10 - Financial Covenants..............................................62
        Section 10.1  Debt Service Ratio......................................62
        Section 10.2  Interest Coverage.......................................62
        Section 10.3  Capital Expenditure Limits..............................63

ARTICLE 11 - Default..........................................................63
        Section 11.1  Events of Default.......................................63
        Section 11.2  Remedies................................................66
               (a)    Acceleration............................................66
               (b)    Termination of Commitments..............................66
               (c)    Judgment................................................67
               (d)    Foreclosure.............................................67
               (e)    Rights..................................................67

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

        Section 11.3  Cash Collateral.........................................67
        Section 11.4  Performance by the Agent................................67
        Section 11.5  Setoff..................................................68
        Section 11.6  Continuance of Default..................................68

ARTICLE 12 - The Agent........................................................68
        Section 12.1  Appointment, Powers and Immunities......................68
        Section 12.2  Rights of Agent as a Bank...............................69
        Section 12.3  Defaults................................................69
        Section 12.4  Indemnification.........................................69
        Section 12.5  Independent Credit Decisions............................70
        Section 12.6  Several Commitments.....................................70
        Section 12.7  Successor Agent.........................................71
        Section 12.8  Authorized Actions......................................71
        Section 12.9  Administrative Fee.  ...................................71

ARTICLE 13 - Miscellaneous....................................................71
        Section 13.1  Expenses................................................71
        Section 13.2  Indemnification.........................................72
        Section 13.3  Limitation of Liability.................................73
        Section 13.4  No Duty.................................................73
        Section 13.5  No Fiduciary Relationship...............................73
        Section 13.6  Equitable Relief........................................73
        Section 13.7  No Waiver; Cumulative Remedies..........................73
        Section 13.8  Successors and Assigns..................................74
        Section 13.9  Survival................................................76
        Section 13.10 Entire Agreement; Amendment and Restatement;
                      Waivers of Claims; Release of Additional Guaranty.......76
        Section 13.11 Amendments..............................................77
        Section 13.12 Maximum Interest Rate...................................77
        Section 13.13 Notices.................................................78
        Section 13.14 Governing Law, Etc......................................78
        Section 13.15 Counterparts............................................78
        Section 13.16 Severability............................................79
        Section 13.17 Headings................................................79
        Section 13.18 Non-Application of Chapter 346 of Texas Finance
                      Code....................................................79
        Section 13.19 Construction............................................79
        Section 13.20 Independence of Covenants...............................79
        Section 13.21 WAIVER OF JURY TRIAL....................................79
        Section 13.22 Confidentiality.........................................79

                                INDEX TO EXHIBITS

              Exhibit        Description of Exhibit
              -------        ----------------------

              "A"            Note
              "B"            Compliance Certificate
              "C"            Borrowing Base Report
              "D"            Subsidiary Joinder Agreement
              "E"            Assignment and Acceptance

                                   INDEX TO SCHEDULES

              Schedule       Description of Schedule
              --------       -----------------------

              1.1(a)         Lockbox Agreements and Accounts
              7.14           List of Subsidiaries; List of Borrower Shareholders
              9.1            Debt
              9.2            Existing Liens
              9.5            Existing Investments
              9.7            Permitted Affiliate Transactions

                      AMENDED AND RESTATED CREDIT AGREEMENT

      THIS AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement"), dated as of December 18, 1997, is among RICHMONT MARKETING SPECIALISTS INC., a corporation duly organized and validly existing under the laws of the State of Delaware ("Borrower"), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof pursuant to Section 13.8 hereof (individually, a "Bank" and, collectively, the "Banks"), and THE CHASE MANHATTAN BANK, individually as a Bank and as agent for itself and the other Banks (in its capacity as agent, together with its successors in such capacity, the "Agent").

                                R E C I T A L S:

      Borrower and The Chase Manhattan Bank, as agent and individually as the only bank, have previously entered into that certain Credit Agreement dated as of October 14, 1997 (as the same has been amended, herein referred to as the "Prior Agreement"). Borrower and The Chase Manhattan Bank now desire to enter into this Agreement to amend and restate the Prior Agreement in its entirety.

      NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE 1

                                   Definitions

      Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

      "Account" means either a Base Rate Account or a Libor Account.

      "Additional Costs" has the meaning specified in Section 5.1 hereof.

      "Adjusted Libor Rate" means, for any Libor Account for any Interest Period therefor, the rate per annum determined by the Agent to be equal to the Libor Rate for such Libor Account for such Interest Period divided by 1 minus the Reserve Requirement for such Libor Account for such Interest Period.

      "Adjustment Date" has the meaning specified in Section 3.2 hereof.

      "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any


AMENDED AND RESTATED CREDIT AGREEMENT - Page 1 class of voting stock of such Person; or (c) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall the Agent or any Bank be deemed an Affiliate of the Borrower or any Subsidiaries.

      "Agent" has the meaning set forth in the introductory paragraph of this Agreement.

      "Agreement" has the meaning set forth in the introductory paragraph of this Agreement.

      "Applicable Lending Office" means for each Bank and each Type of Account, the lending office of such Bank (or of an Affiliate of such Bank) designated for such Account below its name on the signature pages hereof or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Borrower and the Agent as the office by which its Loans subject to Accounts of such Type are to be made and maintained.

      "Applicable Rate" has the meaning specified in Section 3.1 hereof.

      "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and its assignee and accepted by the Agent pursuant to Section
13.8 hereof, in substantially the form of Exhibit "E" hereto.

      "Atlas Acquisition" means the acquisition by MSSC Carolina, Inc. of all the capital stock of Atlas Marketing Company, Inc., a North Carolina corporation.

      "Atlas Acquisition Documents" means the stock purchase agreements entered into in connection with the Atlas Acquisition, all documentation executed pursuant to the terms thereof and all other documentation executed and delivered to consummate the Atlas Acquisition, as the same may be amended or otherwise modified; excluding, however, the Loan Documents, Senior Subordinated Note Documents and the other Transaction Documents.

      "Atlas Companies" means Atlas Marketing Company, Inc. and the Subsidiaries directly or indirectly owned by Atlas Marketing Company, Inc.

      "Available Cash" has the meaning specified in Section 4.4 (b).

      "Bank" has the meaning set forth in the introductory paragraph of this Agreement.

      "Base Margin" has the meaning specified in Section 3.2 hereof.

      "Base Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate (computed on the basis of the actual


AMENDED AND RESTATED CREDIT AGREEMENT - Page 2 number of days elapsed over a year of 365 or 366 days, as the case may be) in effect on such day, (b) the Federal Funds Effective Rate (computed on the basis of the actual number of days elapsed over a 360-day year) in effect for such day plus one half percent (1/2%), or (c) the Base CD Rate in effect for such day plus one percent (1%). For purposes of this Agreement, any change in the Base Rate due to a change in the Prime Rate, Federal Funds Effective Rate or the Base CD Rate shall be effective on the effective date of such change in the Prime Rate, Federal Funds Effective Rate or the Base CD Rate, respectively. If for any reason the Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or Base CD Rate, or both, for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (b) or (c), or both, as appropriate, until the circumstances giving rise to such inability no longer exist. As used in this definition, the following terms shall have the following meanings:

            "Assessment Rate" shall mean the annual assessment rate (net of refunds and rounded upwards, if necessary, to the next 1/16 of 1%) estimated by the Agent (in good faith, but in no event in excess of statutory or regulatory maximums) to be payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in Dollars at the Agent's domestic offices during the current calendar year.

            "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate.

            "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank, or its successor financial institution, at the Principal Office as it prime rate in effect at such time. Without notice to the Borrower or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which said prime rate shall fluctuate, with each such change to be effective as of the date of each change in such prime rate. THE PRIME RATE IS A REFERENCE RATE AND DOES NOT NECESSARILY REPRESENT THE LOWEST OR BEST RATE ACTUALLY CHARGED BY THE CHASE MANHATTAN BANK OR SUCH SUCCESSOR FINANCIAL INSTITUTION TO ANY OF ITS CUSTOMERS. THE CHASE MANHATTAN BANK OR SUCH SUCCESSOR FINANCIAL INSTITUTION MAY MAKE COMMERCIAL LOANS OR OTHER LOANS AT RATES OF INTEREST AT, ABOVE AND BELOW THE PRIME RATE.

            "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including without limitation, any marginal, special, emergency or supplemental reserves) expressed as a decimal, established by the Board of Governors of the Federal Reserve System of the United States or any banking authority to which The Chase Manhattan Bank is subject with respect to the Base CD Rate


AMENDED AND RESTATED CREDIT AGREEMENT - Page 3 for new negotiable non-personal time deposits in Dollars of over One Hundred Thousand Dollars ($100,000) with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any applicable reserve percentage.

            "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System of the United States through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of such Board of Governors, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m. on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by the Agent.

      "Base Rate Account" means a portion of a Loan that bears interest at a rate based upon the Base Rate.

      "Borrower" has the meaning set forth in the introductory paragraph of this Agreement.

      "Borrower Security Agreement" means the security agreement between the Borrower and Agent for the benefit of itself and the Banks, in substantially the form of Exhibit "E" to the Prior Agreement, as the same may be amended or otherwise modified.

      "Borrowing Availability" means, at any date of determination, the amount by which the lesser of the Commitments or the Borrowing Base exceed the Outstanding Revolving Credit.

      "Borrowing Base" means, at any time and calculated without duplication based on the Borrowing Base Report most recently delivered at such time pursuant to Section 8.1(e), an amount equal to the product of:

            (a) the sum of (i) aggregate amount of Eligible Accounts minus (ii) the aggregate amount of all of the Borrower's and the Subsidiaries' cash collections on Receivables which have not been applied to the Receivables as of the date of the preparation of the Borrowing Base Report; multiplied by

            (b) the applicable Advance Percent. The term "Advance Percent" means:


AMENDED AND RESTATED CREDIT AGREEMENT - Page 4

                  (i) with respect to the Eligible Accounts of any Atlas
            Company, eighty percent (80%); and

                  (ii) with respect to the Eligible Accounts of Borrower and any
            Granting Subsidiary other than an Atlas Company (the "Existing Companies"), either

                  (x) fifty percent (50%) or

                  (y) eighty percent (80%) if, in the case of this clause (y) only, Agent provides written notice to the Borrower that it has determined (at the Borrower's request but in the Agent's sole discretion) that the Agent is satisfied with the Receivables systems of the Existing Companies and that the average dilution percentage for all Receivables of the Existing Companies is no greater than ten percent (10%) for a ninety (90) day period prior to the delivery of such notice and no Default exists as of the date of the delivery of such notice; or

                  (iii) in the case of either clauses (i) or (ii) of this
            definition, such other percent as the Agent may, at any time hereafter, determine is necessary to protect its interests, such determination to be made in the Agent's judgment, in good faith and based on information which, in its judgment, supports such determination.

      Any change in the Advance Percent shall be effective on the date Borrower receives Agent's written notice of such change.

      "Borrowing Base Report" means a report in substantially the form of Exhibit "C" hereto properly completed and executed by the chief executive officer, treasurer or chief financial officer of the Borrower.

      "Business Day" means (a) any day excluding Saturday, Sunday and any day which either is a legal holiday under the laws of the States of New York or Texas or is a day on which banking institutions located in any such States are closed, and (b), with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with Loans subject to Libor Accounts, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

      "Calculated EBITDA" has the meaning specified in subsection 9.3 (b) (iii).

      "Calculation Period" has the meaning specified in Section 3.2 hereof.

      "Capital Expenditures" means, for any period, all expenditures of the Borrower and the Subsidiaries which are classified as capital expenditures in accordance with GAAP including all such expenditures associated with Capital Lease Obligations.


AMENDED AND RESTATED CREDIT AGREEMENT - Page 5

      "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

      "Closing Date" means December 19, 1997.

      "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

      "Collateral" means the property in which Liens have been granted pursuant to the Borrower Security Agreement and the Subsidiary Security Agreement, whether such Liens are now existing or hereafter arise.

      "Commitment" means, as to each Bank, the obligation of such Bank to make advances of funds and purchase participation interests in (or with respect to the Agent as a Bank, hold other interests in) Letters of Credit in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Bank on the signature pages hereto under the heading "Commitment" or, if applicable, in its most recent Assignment and Acceptance. The Commitment of a Bank and the Commitments of all the Banks may be reduced or terminated pursuant to Section 2.6 or Section 11.2 hereof. The aggregate amount of the Commitments of all Banks is Twenty-Five Million Dollars ($25,000,000).

      "Commitment Fee Rate" means the per annum rate determined in accordance with Section 3.2 hereof.

      "Commitment Percentage" means, as to any Bank, the percentage equivalent of a fraction the numerator of which is the amount of such Bank's Commitment and the denominator of which is the aggregate amount of the Commitments for all of the Banks.

      "Compliance Certificate" means a certificate in substantially the form of Exhibit "B" hereto, properly completed and executed by the chief executive officer, treasurer or chief financial officer of the Borrower.

      "Concentration Account" shall mean a deposit account established at the Agent by the Borrower and controlled by the Agent for the benefit of the Banks in which all funds received through the Lockbox Accounts shall be deposited.

      "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 3.5 or Article 5 hereof of a Libor Account as a Libor Account from one Interest Period to the next Interest Period.


AMENDED AND RESTATED CREDIT AGREEMENT - Page 6

      "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 3.5 or Article 5 hereof of one Type of Account into the other Type of Account.

      "Debt" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money, including, without limitation, any notes payable to the seller in connection with any acquisition and the Loans; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days or that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established; (d) all Capital Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments (including those outstanding with respect to Letters of Credit); (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan; (i) all liabilities of such Person under Hedging Agreements; and (j) all obligations of such Person, contingent or otherwise, for the payment of money under any noncompete, consulting or similar agreement entered into with the seller of a Target or any other similar arrangements providing for the deferred payment of the purchase price for a Permitted Acquisition or an acquisition consummated prior to the date hereof.

      "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

      "Default Rate" means, in respect of any principal of any Loan, any Reimbursement Obligation, or any other amount payable by the Borrower under any Loan Document which is not paid when due (whether at stated maturity, by acceleration, or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of two percent (2%) plus the Applicable Rate for Base Rate Accounts under the Loans as in effect from time to time (provided, that if such amount in default is principal of a Loan subject to a Libor Account and the due date is a day other than the last day of an Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, two percent (2%) plus the interest rate for such Loan for such Interest Period as provided in Section 3.1 hereof, and, thereafter, the rate provided for above in this definition).

      "Disbursement Accounts" means the controlled disbursement accounts of Borrower which are designated by the Agent in writing as "Disbursement Accounts".

      "Dollars" and "$" mean lawful money of the United States of America.


AMENDED AND RESTATED CREDIT AGREEMENT - Page 7

      "EBITDA" means, for any period and any Person, the total of the following each calculated without duplication for such Person on a consolidated basis for such period: (a) Net Income; plus (b) any provision for (or less any benefit from) income or franchise taxes included in determining Net Income; plus (c) interest expense deducted in determining Net Income; plus (d) amortization and depreciation expense deducted in determining Net Income; plus (e) other noncash charges deducted in determining consolidated net income and not already deducted in accordance with clauses (b) and (c) of the definition of Net Income.

      "Eligible Account" means an account of the Borrower or a Granting Subsidiary created from the performance of services by Borrower or the applicable Granting Subsidiary in the ordinary course of business (herein a "Receivable") which at all times comply with all of the following requirements:

            (i) The Receivable and the transaction giving rise thereto, each comply with all applicable laws, rules, and regulations, including, without limitation, usury laws;

            (ii) The Receivable has been billed and invoiced in a timely fashion and in the normal course of business and has not been outstanding for more than one hundred twenty (120) days past the original date of invoice;

            (iii) The Receivable arises from an enforceable contract and the Borrower or applicable Granting Subsidiary is not in default of the terms thereof;

            (iv) The services reflected on the applicable invoice have been completely performed by the Borrower or the applicable Granting Subsidiary and the applicable account debtor has not objected to such account debtor's liability thereon;

            (v) The Borrower or the applicable Granting Subsidiary has good and indefeasible title to the Receivable and the Receivable is not subject to any Lien except Liens in favor of the Agent;

            (vi) The Receivable is subject to a first priority, perfected Lien in favor of the Agent and is payable to a Lockbox Account covered by a blocked account agreement satisfactory to Agent or is otherwise collected in a manner contemplated by Section 4.4(b);

            (vii) The account debtor or other obligor thereunder is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs;

            (viii) The Receivable is not evidenced by chattel paper or an instrument;


AMENDED AND RESTATED CREDIT AGREEMENT - Page 8

            (ix) The Borrower's or the applicable Granting Subsidiary's performance of the contract to which the Receivable relates is not assured by a performance, completion, or other bond;

            (x) The Receivable is not owed by an Affiliate of the Borrower or the applicable Granting Subsidiary or a director, officer, agent, stockholder or employee of Borrower or the applicable Granting Subsidiary or by Borrower to a Granting Subsidiary or by a Granting Subsidiary to Borrower or by one Granting Subsidiary to another;

            (xi) The Receivable is payable in Dollars by the account debtor or other obligor thereunder;

            (xii) The account debtor or other Person obligated on such Receivable is domiciled in the United States of America or, if not so domiciled, the Receivable is backed by a satisfactory letter of credit that is issued or confirmed by a bank located in the United States of America that is acceptable to the Agent;

            (xiii) Not more than fifty percent (50%) of the aggregate amount of the Receivables owed by the account debtor or other Person obligated thereon and its Affiliates to the Borrower and the Granting Subsidiaries, on an aggregate basis, are more than one hundred twenty (120) days past due from the dates of their original invoices;

            (xiv) The account debtor or other Person obligated thereon is not a Government Authority unless the Federal Assignment of Claims Act of 1940, as amended, or any similar state statute shall have been complied with to the satisfaction of the Agent;

            (xv) The Receivable has not been and is not required to be charged or written off as uncollectible in accordance with GAAP;

            (xvi) If the Receivable is owing by an account debtor for which the Borrower or the applicable Granting Subsidiary must have filed a "Notice of Business Activities Report" or similar report in a state or states where failure to comply with such filing of notice precludes bringing suit against the applicable account debtor, the Borrower or the applicable Granting Subsidiary must have filed such requisite activities report or other similar report and otherwise be in full compliance with such legal requirement;

            (xvii) The Receivable is not an Excluded Account. The term "Excluded Account" means a Receivable that has been identified by the Agent (by a notice to the Borrower) as being unacceptable for inclusion in the Borrowing Base because the Agent has determined that the credit standing of the applicable account debtor in relation to the amount of credit extended has become unsatisfactory, the account debtor or other Person obligated on such Receivable is not otherwise creditworthy or the Agent might not otherwise be able to receive the full amount of the Receivable within a reasonable period of time and at a


AMENDED AND RESTATED CREDIT AGREEMENT - Page 9 reasonable cost of collection if it sought to realize on its security interest therein, such determination to be made in the Agent's judgment, in good faith and based on information which, in its judgment, supports such determination.

The amount of the Eligible Accounts owed by an account debtor or other Person to the Borrower or the applicable Granting Subsidiary shall be reduced by the amount of all "contra accounts" and other obligations owed by the Borrower or the applicable Granting Subsidiary to such account debtor or other Person; provided however, no reduction of the amount of Eligible Accounts shall be made with respect to any funds of an account debtor or other Person held as market development funds by Borrower or a Granting Subsidiary in an account in which only such market development funds are held. The amount of the Eligible Accounts owed by an account debtor or other Person shall be reduced by the amount thereof which is subject to any setoff, counterclaim, defense, dispute, recoupment, chargeback or other adjustment. The portion of any Receivable constituting retainage that has been withheld by the account debtor or other obligor shall not constitute an Eligible Account. If the aggregate amount of the Receivables due from a single account debtor or other Person obligated thereon exceeds an aggregate amount equal to ten percent (10%) of the aggregate of all Receivables at the time of determination, the amount of the excess shall be subtracted from all Eligible Accounts unless such excess is backed by a letter of credit acceptable to the Agent or secured by credit insurance which has been assigned to the Agent and which is issued on terms acceptable to the Agent. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, no Receivables of any Subsidiary who has been sold or substantially all of whose assets have been sold after the Closing Date or of any Subsidiary created or acquired after the Closing Date shall be included within Eligible Accounts, unless and until the Agent shall have conducted a field examination (at the Borrower's cost and expense) of such Subsidiary's books, records and operations in order to reasonably satisfy the Agent that the Receivables of such Subsidiary generally satisfy the above-described standards of eligibility.

      "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.

      "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.


AMENDED AND RESTATED CREDIT AGREEMENT - Page 10

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

      "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

      "Event of Default" has the meaning specified in Section 11.1 hereof.

      "Federal Funds Effective Rate" shall mean, for any day, a rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

      "Fiscal Quarters" means the three (3)-month periods falling in each Fiscal Year ending March 31, June 30, September 30, and December 31.

      "Fiscal Year" means a twelve (12) month period ending December 31.

      "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

      "Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

      "Granting Subsidiary" means any Subsidiary that has entered into the Guaranty and the Subsidiary Security Agreement.

      "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person or indemnifying such other Person from a liability or other obligation and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to


AMENDED AND RESTATED CREDIT AGREEMENT - Page 11 purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

      "Guaranty" means the guaranty of the Subsidiaries in favor of the Agent and the Banks, in substantially the form of Exhibit "D" to the Prior Agreement, as the same may be amended or otherwise modified from time to time.

      "Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law.

      "Hedging Agreement" means any interest rate swap, interest rate caps, interest rate collars or other similar agreements enabling a Person to fix or limit its interest expense or pursuant to any foreign exchange, currency hedging, commodity hedging or other agreement enabling a Person to limit the market risk of holding currency or a commodity in either the cash or futures markets.

      "Indenture" means the Indenture dated December 19, 1997 among the Borrower, the Subsidiaries and Texas Commerce Bank National Association, as trustee, as the same exists on the Closing Date without giving effect to any amendment or other modification thereto unless modified in accordance with
Section 9.13.

      "Interest Coverage Ratio" means the ratio calculated in accordance with
Section 10.2 hereof.

      "Interest Period" means with respect to any Libor Accounts, each period commencing on the date such Account is established or Converted from a Base Rate Account or the last day of the next preceding Interest Period with respect to such Libor Account, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 3.5 or 4.1 hereof, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond the Termination Date shall end on the Termination Date; (c) no more than five (5) Interest Periods shall be in effect at the same time; and (d) no Interest Period for any Libor Account shall have a duration of less than one (1) month and, if the Interest Period would otherwise be a shorter period, the related Libor Account shall not be available hereunder.


AMENDED AND RESTATED CREDIT AGREEMENT - Page 12

      "Letter of Credit Liabilities" means, at any time, the aggregate amount available for drawing under all outstanding Letters of Credit and all unreimbursed drawings under Letters of Credit.

      "Letters of Credit" has the meaning specified in Section 2.7(a) hereof.

      "Libor Account" means a portion of a Loan that bears interest at a rate based upon the Adjusted Libor Rate.

      "Libor Rate" means, for any Libor Account for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) offered to the Agent at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period by leading banks in the London interbank market of Dollar deposits in immediately available funds having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Libor Account applicable to the Agent to which such Interest Period relates. If the Agent is not participating in a Libor Account during any Interest Period therefor (pursuant to Section 5.4 hereof or for any other reason), the Adjusted Libor Rate for such Account for such Interest Period shall be determined by reference to the amount of the Accounts which the Agent would have made had it been participating in such Account.

      "Libor Rate Margin" has the meaning specified in Section 3.2 hereof.

      "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

      "Loans" means, as to any Bank, the advances made by such Bank pursuant to
Section 2.1 hereof.

      "Loan Documents" means this Agreement, the Notes, the Borrower Security Agreement, the the Guaranty, the Subsidiary Security Agreement, and all other promissory notes, security agreements, deeds of trust, assignments, guaranties, letters of credit, and other instruments, agreements and other documentation executed and delivered pursuant to or in connection with this Agreement, as such instruments, agreements and other documentation may be amended or otherwise modified.

      "Lockbox Accounts" shall mean the lockbox accounts described on Schedule 1.1(a) attached hereto and any other accounts established pursuant to the Lockbox Agreements in which all funds received pursuant to the Lockbox Agreements shall be deposited.


AMENDED AND RESTATED CREDIT AGREEMENT - Page 13

      "Lockbox Agreements" shall mean the lockbox or other agreements described on Schedule 1.1(a) attached hereto and any lockbox or other agreement entered into by the Borrower or a Granting Subsidiary, with the Agent, any Bank or any other depository institution acceptable to the Agent, pursuant to which a lockbox and deposit account shall be established for the Borrower or a Granting Subsidiary into which payments on the Borrower's or such Granting Subsidiary's accounts or other Collateral shall be sent and deposited, each in form and substance satisfactory to the Agent, as the same may be amended or otherwise modified.

      "Lockbox Date" has the meaning specified in Section 4.4 (b).

      "Material Adverse Effect" means (a) a material adverse effect on the business, condition (financial or otherwise), operations or properties of the Borrower and the Subsidiaries taken as a whole; or (b) a material adverse effect on the ability of the Borrower and the Obligated Parties, taken as a whole, to perform the obligations arising under the Loan Documents; or (c) a material adverse effect on the validity, perfection, or priority of the Agent's Lien on the Collateral or the ability of the Agent to enforce the Agent's Lien on the Collateral (other than from a circumstance arising as a result of the fault of the Agent or the release of any such Lien in accordance with the Loan Documents) or of the ability of the Agent or any Bank to enforce a material provision of the Loan Documents (other than from a circumstance arising as a result of the fault of the Agent or any Bank). In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

      "Maximum Rate" means, at any time and with respect to any Bank, the maximum rate of nonusurious interest under applicable law that such Bank may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged or received in connection with the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law if applicable, the applicable rate ceiling shall be the weekly ceiling described in, and computed in accordance with, Article 5069, Vernon's Texas Civil Statutes.

      "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

      "Net Income" means, for any period and any Person, such Person's consolidated net income (or loss), but excluding: (a) the income of any other Person (other than its subsidiaries) in which such Person or any of it subsidiaries has an ownership interest, unless received by such Person or its subsidiary in a cash distribution; (b) any after-tax gains or losses attributable to asset disposition;


AMENDED AND RESTATED CREDIT AGREEMENT - Page 14

(c) to the extent not included in clauses (a) and (b) above, any after-tax extraordinary, non-cash or nonrecurring gains or losses; and (d) non-cash or nonrecurring charges due to changes in accounting principles required by GAAP.

      "Notes" means the promissory notes provided for by Section 2.2 hereof and all amendments or other modifications thereof.

      "Obligated Party" means the Granting Subsidiaries or any other Person (exclusive of the Borrower) who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

      "Obligation" means all obligations, indebtedness, and liabilities of the Borrower to the Agent and the Banks, or any of them, arising pursuant to any of the Loan Documents, pursuant to any Hedging Agreement entered into with the Borrower or any Subsidiary or pursuant to any deposit, lockbox, cash management or similar agreement entered into with the Borrower or any Subsidiary, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Borrower to repay the Loans, the Reimbursement Obligations, interest on the Loans and Reimbursement Obligations, and all fees, costs, and expenses (including attorneys' fees) provided for in the Loan Documents, such Hedging Agreements or such deposit and similar agreements.

      "Outstanding Revolving Credit" means, at any time of determination, the sum of (a) the aggregate amount of Loans then outstanding; plus (b) the aggregate amount of Letter of Credit Liabilities (or when calculated with respect to a Bank, including the Agent as a Bank, such Bank's participation or other interest in such Letter of Credit Liabilities).

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

      "Permitted Acquisitions" shall mean acquisitions of all the shares or other evidence of beneficial ownership of a Person or all or substantially all of (a) such Person's assets or (b) the assets of a division or branch of such Person, in all cases, in a transaction that satisfies all the applicable criteria set out in subsection 9.3(b) hereof.

      "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

      "Plan" means any employee benefit plan established or maintained by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

      "Principal Office" means the principal office of the Agent, located at 633 Third Avenue New York, New York 10017-6764.


AMENDED AND RESTATED CREDIT AGREEMENT - Page 15

      "Prior Agreement" has the meaning specified in the Recitals.

      "Prohibited Transaction" means any transaction set forth in Section 406 or 407 of ERISA or Section 4975(c)(1) of the Code for which there does not exist a statutory or administrative exemption.

      "Purchase Agreement" means the documentation entered into by Borrower or a Subsidiary which is intended to effect an acquisition of a Person or its assets.

      "Purchase Price" means, as of any date of determination and with respect to a proposed acquisition, the purchase price to be paid for the Target or its assets, including all cash consideration paid (whether classified as purchase price, noncompete or consulting payments or otherwise) and the Dollar value of all other assets to be transferred by the purchaser in connection with such acquisition to the seller (including any stock issued to the seller) all valued in accordance with the applicable Purchase Agreement.

      "Receivable" has the meaning specified in the definition of Eligible Accounts.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

      "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including such Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

      "Reimbursement Obligation" means the obligation of the Borrower to reimburse the Agent for any demand for payment or drawing under a Letter of Credit.

      "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property in violation of Environmental Laws.

      "Remedial Action" means all actions required to (a) cleanup, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.


AMENDED AND RESTATED CREDIT AGREEMENT - Page 16

      "Required Banks" means Banks having (a) sixty-six and two-thirds percent (66 2/3%) or more of the Commitments or (b) if all Commitments have terminated, sixty-six and two-thirds percent (66 2/3%) or more of the outstanding principal amount of the Loans and participations in the Letters of Credit.

      "Reportable Event" means any of the events set forth in Section 4043 of ERISA for which the 30-day notice requirement has not been waived by the PBGC.

      "Reserve Requirement" means, for any Libor Account for any Interest Period therefor, the aggregate of the maximum reserve percentage (including without limitation, any marginal, special, emergency or supplemental reserves) expressed as a decimal, established by the Board of Governors of the Federal Reserve System of the United States and any other banking authority to which any Bank is subject with respect to the Adjusted Libor Rate for Eurocurrency Liabilities (as defined in Regulation D), including without limitation, those reserve percentages imposed under Regulation D. Reserve Requirement shall be adjusted automatically on and as of the effective date of any change in any applicable reserve percentage. For purposes hereof, Libor Accounts shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D) and as such, shall be deemed to be subject to such reserve requirements of Regulation D without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Bank under Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against any category of liabilities which includes deposits by reference to which the Adjusted Libor Rate is to be determined or any category of extensions of credit or other assets which include Libor Accounts.

      "Senior Subordinated Note Documents" means the Indenture, the Senior Subordinated Notes and all note purchase agreements, exchange and registration agreements, guaranties and other documentation executed and delivered pursuant to or in connection with the Senior Subordinated Notes as the same exists on the Closing Date without giving effect to any amendment or other modification thereto unless modified in accordance with Section 9.13; excluding, however, the Loan Documents and the Atlas Acquisition Documents.

      "Senior Subordinated Notes" means the senior subordinated notes due 2007 issued by Borrower pursuant to the Indenture in an aggregate original principal amount equal to One Hundred Million Dollars ($100,000,000), including all such notes issued on substantially the same terms in exchange for the notes issued on the Closing Date pursuant to the exchange and registration provisions of the Senior Subordinated Note Documents.

      "Subsidiary" means any corporation (or other entity) of which at least a majority of the outstanding shares of stock (or other ownership interests) having by the terms thereof ordinary voting power to elect a majority of the board of directors (or similar governing body) of such corporation (or other entity) (irrespective of whether or not at the time stock (or other ownership interests) of any other class or classes of such corporation (or other entity) shall have or might have


AMENDED AND RESTATED CREDIT AGREEMENT - Page 17 voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of the Subsidiaries or by the Borrower and one or more of the Subsidiaries.

      "Subsidiary Joinder Agreement" means an agreement which has been or will be executed by a Subsidiary adding it as a party to the Guaranty and the Subsidiary Security Agreement, in substantially the form of Exhibit "D" hereto, as the same may be amended or otherwise modified.

      "Subsidiary Security Agreement" means the security agreement among the Granting Subsidiaries and the Agent for the benefit of itself and the Banks, in substantially the form of Exhibit "G" to the Prior Agreement, as the same may be amended or otherwise modified.

      "Target" means a Person who is to be acquired or whose assets are to be acquired in a transaction permitted by Section 9.3(b) hereto.

      "Target Operating Cash Flow" has the meaning specified in subsection 9.3
(b) (iv).

      "Termination Date" means October 14, 2002 or such earlier date on which the Commitments terminate as provided in this Agreement.

      "Transactions" means the Atlas Acquisition and the issuance of the Senior Subordinated Notes on the Closing Date.

      "Transaction Documents" means the Atlas Acquisition Documents, the Loan Documents, the Senior Subordinated Note Documents and, when entered into, each Purchase Agreement.

      "Type" means either type of Account (i.e., either a Base Rate Account or Libor Account).

      "UCC" means the Uniform Commercial Code as in effect in the State of New York.

      "Wholly-Owned Subsidiary" means any Subsidiary that (i) is owned one hundred percent (100%) by Borrower and/or Marketing Specialists Sales Company,
(ii) is organized under the laws of a state within the United States of America, and (iii) is a Granting Subsidiary.

      Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

      Section 1.3 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements


AMENDED AND RESTATED CREDIT AGREEMENT - Page 18 and certificates and reports as to financial matters required to be delivered to the Agent and the Banks hereunder shall be prepared, in accordance with GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 7.2 hereof. All calculations made for the purposes of determining compliance with the provisions of this Agreement shall be made by application of GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 7.2 hereof. To enable the ready and consistent determination of compliance by the Borrower with its obligations under this Agreement, the Borrower will not change the manner in which either the last day of its Fiscal Year or the last days of the first three Fiscal Quarters of its Fiscal Years is calculated. In the event any changes in accounting principles required by GAAP or recommended by Borrower's certified public accountants and implemented by Borrower occur and such changes result in a change in the method of the calculation of financial covenants, standards or terms under this Agreement, then the Borrower, the Agent and the Banks agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating such covenants, standards or terms shall be the same after such changes as if such changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Agent, the Borrower and the Required Banks, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such changes had not occurred.

      Section 1.4 Time of Day. Unless otherwise indicated, all references in this Agreement to times of day shall be references to New York, New York time.

                                    ARTICLE 2

                            Revolving Credit Facility

      Section 2.1 Commitments. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make advances to the Borrower from time to time from and including the Closing Date to but excluding the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Bank's Commitment as then in effect; provided, however, (a) the Outstanding Revolving Credit applicable to a Bank (except, with respect to the Agent as a Bank, as may otherwise result from the operation of
Section 4.6) shall not at any time exceed such Bank's Commitment and (b) the Outstanding Revolving Credit shall not at any time exceed the lesser of (i) the aggregate Commitments or (ii) the Borrowing Base. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, prepay, and reborrow hereunder the amount of the Commitments and may establish Base Rate Accounts and Libor Accounts thereunder and, until the Termination Date, the Borrower may Continue Libor Accounts established under the Loans or Convert Accounts established under the Loans of one Type into Accounts of the other Type. Accounts of each Type under the Loans made by each Bank shall be established and maintained at such Bank's Applicable Lending Office for Loans of such Type.


AMENDED AND RESTATED CREDIT AGREEMENT - Page 19

      Section 2.2 Notes. The Loans made by a Bank shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit "A" hereto, payable to the order of such Bank in a principal amount equal to its Commitment and otherwise duly completed.

      Section 2.3 Repayment of Loans. The Borrower shall pay to the Agent, for the account of the Banks, the outstanding principal amount of all of the Loans on the Termination Date.

      Section 2.4 Use of Proceeds. The proceeds of the Loans shall be used by the Borrower to finance the Borrower's and the Granting Subsidiaries' working capital and capital expenditure requirements in the ordinary course of business, including, without limitation, the satisfaction of Reimbursement Obligations in accordance with subsection 2.7(b) hereof, to finance Permitted Acquisitions and for other general corporate purposes.

      Section 2.5 Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee on the daily average unused amount of such Bank's Commitment for the period from and including the Closing Date to and including the Termination Date, at a rate equal to the Commitment Fee Rate as determined in accordance with subsection 3.2(b) hereof. Accrued commitment fees under this Section 2.5 and any unpaid commitment fees accrued under Section 2.5 of the Prior Agreement shall be payable in arrears on the last day of each month beginning December 31, 1997 and on the Termination Date.

      Section 2.6 Termination or Reduction of Commitments. The Borrower shall have the right to terminate fully or to reduce in part the unused portion of the Commitments at any time and from time to time, provided that: (a) the Borrower shall give the Agent at least three (3) Business Days notice of each such termination or reduction as provided in Section 4.3 hereof; and (b) each partial reduction shall be in an aggregate amount at least equal to One Million Dollars ($1,000,000) or a greater multiple of One Hundred Thousand Dollars ($100,000). The Commitments may not be reinstated after they have been terminated or reduced.

      Section 2.7 Letters of Credit.

            (a) Commitment to Issue. The Borrower may utilize the Commitments by requesting that the Agent issue, and the Agent, subject to the terms and conditions of this Agreement, shall issue, letters of credit for Borrower's or one of the Subsidiaries' account (such letters of credit being hereinafter referred to as the "Letters of Credit"); provided, however, (i) the aggregate amount of outstanding Letter of Credit Liabilities shall not at any time exceed Five Million Dollars ($5,000,000); (ii) the Outstanding Revolving Credit shall not at any time exceed the lesser of (A) the aggregate Commitments or (B) the Borrowing Base; and (iii) the Outstanding Revolving Credit applicable to a Bank shall not at any time exceed such Bank's Commitment (except with respect to the Agent as a Bank, as may otherwise result from the operation of
      Section 4.6). Upon the date of issue of a Letter of Credit, the Agent shall be deemed, without further action by any party hereto, to have sold to each other Bank, and each other Bank shall be deemed, without further action by any


AMENDED AND RESTATED CREDIT AGREEMENT - Page 20 party hereto, to have purchased from the Agent a participation to the extent of such Bank's Commitment Percentage in such Letter of Credit and the related Letter of Credit Liabilities.

            (b) Letter of Credit Request Procedure. The Borrower shall give the Agent at least three (3) Business Days irrevocable prior notice (effective upon receipt) specifying the date of each Letter of Credit and the nature of the transactions to be supported thereby. The Agent shall notify each other Bank of the contents of the Letter of Credit and of such Bank's Commitment Percentage of the amount of the proposed Letter of Credit in accordance with Section 4.6. Each Letter of Credit shall have an expiration date that does not extend beyond the earlier of (i) one (1) year from the date of its issuance, provided that any Letter of Credit may provide for the renewal of the expiration date thereof for additional one-year periods (which shall in no event extend the expiration date thereof beyond the date provided for in the next clause (ii)) or (ii) a date which is thirty (30) days prior to the Termination Date. Each Letter of Credit shall be payable in Dollars, must support a transaction entered into in the ordinary course of the Borrower's business, must be satisfactory in form and substance to the Agent, and shall be issued pursuant to such documentation as the Agent may require, including, without limitation, the Agent's standard form letter of credit request and reimbursement agreement; provided, that, in the event of any conflict between the terms of such agreement and the other Loan Documents, the terms of the other Loan Documents shall control.

            (c) Letter of Credit Fees. The Borrower will pay to the Agent for the account of each Bank a letter of credit fee on such Bank's Commitment Percentage of the amount available for drawings under each Letter of Credit, such letter of credit fee (i) to be paid monthly in arrears on the last day of each month following the date of the issuance of the Letter of Credit and on last day of each month thereafter until the date of expiration or termination thereof (each such date herein a "Payment Date") and (ii) to be calculated for the period from and including one Payment Date (or with respect to the first such payment, from and including the date of issuance of the Letter of Credit) to and excluding the earlier of the next Payment Date or the date of expiration or termination of the Letter of Credit at a rate equal to the Libor Rate Margin per annum. After receiving any payment of any letter of credit fees under this clause (c), the Agent will promptly pay to each Bank the letter of credit fees then due such Bank. With respect to each Letter of Credit, the Borrower will also pay to the Agent for its account only and on the date of issuance of such Letter of Credit, a fronting fee equal to Two Hundred Fifty Dollars ($250).

            (d) Funding of Drawings. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the Agent shall promptly notify the Borrower and, except as may otherwise be required as a result of the operation of Section 4.6, each Bank as to the amount to be paid as a result of such demand or drawing and the respective payment date. Except as my otherwise be required as a result of the operation of Section 4.6, not later than 11:00 a.m. on the applicable payment date, each Bank will make available to the Agent, at the Principal Office, in


AMENDED AND RESTATED CREDIT AGREEMENT - Page 21 immediately available funds, an amount equal to such Bank's Commitment Percentage of the amount to be paid as a result of such demand or drawing even if the conditions to a Loan under Article 6 hereof have not been satisfied.

            (e) Reimbursements. The Borrower shall be irrevocably and unconditionally obligated to immediately reimburse the Agent for any amounts paid by the Agent upon any demand for payment or drawing under any Letter of Credit, without (except as specifically set forth in this clause
      (e)) presentment, demand, protest, or other formalities of any kind. All payments on the Reimbursement Obligations shall be made: (i) if no Default has occurred or the Agent otherwise elects, by Loans in the amount of such Reimbursement Obligations being made automatically as Base Rate Accounts or (ii) if a Default has occurred and the Agent has not made the election under clause (i), by Borrower to the Agent at the Principal Office for the account of the Agent in Dollars and in immediately available funds, without setoff, deduction or counterclaim not later than 3:00 pm. on the date of the corresponding payment under the Letter of Credit; provided, that in the case of this clause (ii) only, Agent has provided notice to Borrower prior to 12:00 noon on such day that such payment is due. In the event such notice is received after 12:00 noon on a Business Day, such payment shall be due not later than 3:00 p.m. on the next succeeding Business Day. The Agent will pay to each Bank such Bank's Commitment Percentage of all amounts received from the Borrower for application in payment, in whole or in part, to the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Bank has made payment to the Agent in respect of such Letter of Credit pursuant to clause (d) of this Section 2.7 and subject to the operation of Section 4.6.

            (f) Reimbursement Obligations Absolute. The Reimbursement Obligations of the Borrower under this Agreement shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever and the Borrower hereby waives any defense to the payment of the Reimbursement Obligations based on any circumstance whatsoever, including without limitation, in either case, the following circumstances:
      (i) any lack of validity or enforceability of any Letter of Credit or any other Loan Document; (ii) any amendment or waiver of or any consent to departure from any Loan Document; (iii) the existence of any claim, set-off, counterclaim, defense or other rights which the Borrower, any Obligated Party, or any other Person may have at any time against any beneficiary of any Letter of Credit, the Agent, any Bank, or any other Person, whether in connection with any Loan Document or any unrelated transaction; (iv) any statement, draft, or other documentation presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (v) payment by the Agent under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; or (vi) any other circumstance whatsoever, whether or not similar to any of the foregoing; provided that Reimbursement Obligations with respect to a Letter of Credit may be subject to avoidance by the Borrower if the Borrower proves in a final nonappealable judgment that


AMENDED AND RESTATED CREDIT AGREEMENT - Page 22 it was damaged and that such damage arose directly from the Agent's willful misconduct or gross negligence in determining whether the documentation presented under the Letter of Credit in question complied with the terms thereof.

            (g) Issuer Responsibility. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Agent, any Bank nor any of their respective officers or directors shall have any responsibility or liability to the Borrower or any other Person for: (a) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, each of which requirements, if contained in any Letter of Credit itself, it is agreed may be waived by the Agent; (b) errors, omissions, interruptions, or delays in transmission or delivery of any messages; (c) the validity, sufficiency, or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent, or forged or any statement therein is untrue or inaccurate in any respect; (d) the payment by the Agent to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Letter of Credit; or (e) any other circumstance whatsoever in making or failing to make any payment under a Letter of Credit. Notwithstanding the forgoing, the Borrower shall have a claim against the Agent, and the Agent shall be liable to the Borrower, to the extent of any direct, but not indirect, consequential or punitive, damages suffered by the Borrower which the Borrower proves in a final nonappealable judgment were caused by
      (i) the Agent's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (ii) the Agent's willful failure to pay under any Letter of Credit after presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. The Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                                    ARTICLE 3

                                Interest and Fees

      Section 3.1 Interest Rate. The Borrower shall pay to the Agent for the account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan to but excluding the date such Loan is due, at a fluctuating rate per annum equal to the Applicable Rate. The term "Applicable Rate" means (i) during the period that Loans or portions thereof are subject to a Base Rate Account, the Base Rate plus the Base Margin and (ii) during the period that Loans or portions thereof are subject to a Libor Account, the Adjusted Libor Rate plus the Libor Rate Margin.


AMENDED AND RESTATED CREDIT AGREEMENT - Page 23

      Section 3.2 Determinations of Margins and Fees. The margins identified in
Section 3.1 and the fees payable under Section 2.5 hereof shall be defined and determined as follows:

            (a) "Base Margin" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date (as defined below), one quarter of one percent (.25%) per annum and (ii) during each period, from and including one Adjustment Date to but excluding the next Adjustment Date (herein a "Calculation Period"), the percent per annum set forth in the table below in this Section 3.2 under the heading "Base Margin", and opposite the Interest Coverage Ratio calculated for the completed four (4) Fiscal Quarters (or portion thereof since the Closing Date) which immediately preceded the beginning of the applicable Calculation Period.

            (b) "Commitment Fee Rate" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date (as defined below), three eights of one percent (.375%) per annum; and (ii) during each Calculation Period, the percent per annum set forth in the table below in this Section 3.2 under the heading "Commitment Fee" opposite the Interest Coverage Ratio calculated for the completed four (4) Fiscal Quarters (or portion thereof since the Closing
      Date) which immediately preceded the beginning of the applicable Calculation Period.

            (c) "Libor Rate Margin" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date (as defined below), two percent (2.00%) per annum, and (ii) during each Calculation Period, the percent per annum set forth in the table below in this Section 3.2 under the heading "LIBOR Rate Margin", and opposite the Interest Coverage Ratio calculated for the completed four (4) Fiscal Quarters (or portion thereof since the Closing Date) which immediately preceded the beginning of the applicable Calculation Period.

      The following is the table referred to in clauses (a), (b) and (c) of this
Section 3.2:

     ----------------------------------------------------------------------
     Interest               Base Margin        Libor          Commitment
     Coverage Ratio                            Margin         Fee
     ----------------------------------------------------------------------
     <=2.50:1               0.500%             2.25%          0.500%
     ----------------------------------------------------------------------
     >2.50:1 <= 3.00:1      0.250%             2.00%          0.375%
     ----------------------------------------------------------------------
     >3.00:1 <= 3.50:1      0.000%             1.75%          0.250%
     ----------------------------------------------------------------------
     >3.50:1 <= 3.75:1      0.000%             1.50%          0.250%
     ----------------------------------------------------------------------
     >3.75:1 <= 4.00:1      0.000%             1.25%          0.250%
     ----------------------------------------------------------------------
     >4.00:1                0.000%             1.00%          0.250%
     ----------------------------------------------------------------------


AMENDED AND RESTATED CREDIT AGREEMENT - Page 24

      Upon delivery of the Compliance Certificate pursuant to subsection 8.1(d) hereof in connection with the financial statements of Borrower and the Subsidiaries required to be delivered pursuant to subsection 8.1(c) hereof commencing with such Compliance Certificate delivered at the end of the Fiscal Quarter ending on March 31, 1998, the Base Margin, the Libor Rate Margin (for Interest Periods commencing after the applicable Adjustment Date, as defined below) and the Commitment Fee Rate shall automatically be adjusted in accordance with the Interest Coverage Ratio set forth therein and the tables set forth above, such automatic adjustment to take effect as of the first Business Day after the receipt by the Agent of the related Compliance Certificate pursuant to subsection 8.1(d) hereof. The term "Adjustment Date" shall mean each such Business Day when such margins or fees change pursuant to the immediately prior sentence or the next following sentence. If Borrower fails to deliver such Compliance Certificate which so sets forth the Interest Coverage Ratio within the period of time required by subsection 8.1(d) hereof or if any Event of Default occurs and the Agent provides Borrower written notice: (i) the Base Margin shall automatically be adjusted to one half percent (.50%) per annum;
(ii) the Libor Rate Margin (for Interest Periods commencing after the applicable Adjustment Date) shall automatically be adjusted to two and one quarter percent (2.25%) per annum; and (iii) the Commitment Fee Rate shall automatically be adjusted to one-half percent (.50%), such automatic adjustments (a) to take effect as of the first Business Day after the last day on which Borrower was required to deliver the applicable Compliance Certificate in accordance with subsection 8.1(d) hereof or in the case of an Event of Default, on the date the written notice is given to Borrower and (b) to remain in effect until subsequently adjusted in accordance herewith upon the delivery of such Compliance Certificate or, in the case of an Event of Default, when such Event of Default has been cured to the satisfaction of the Agent or waived by the Required Banks.

      Section 3.3 Payment Dates. Accrued interest on the Loans shall be due and payable as follows: (i) on the last day of each month beginning December 31, 1997 and on the Termination Date; and (ii) in the case of Loans subject to Libor Accounts and with respect to each such Account, in addition to the payments required by clause (i) of this Section 3.3, on the last day of the Interest Period with respect thereto.

      Section 3.4 Default Interest. Notwithstanding the foregoing, the Borrower will pay to the Agent for the account of each Bank interest at the applicable Default Rate on any principal of any Loan made by such Bank, any Reimbursement Obligation, and (to the fullest extent permitted by law) any other amount payable by the Borrower under any Loan Document to or for the account of the Agent or such Bank, that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand.

      Section 3.5 Conversions and Continuations of Accounts. Subject to Section
4.2 hereof, the Borrower shall have the right from time to time to Convert all or part of any Base Rate Account into a Libor Account or to Continue Libor Accounts as Libor Accounts, provided that: (a) the Borrower shall give the Agent notice of each such Conversion or Continuation as provided


AMENDED AND RESTATED CREDIT AGREEMENT - Page 25 in Section 4.3 hereof; (b) a Libor Account may only be Converted on the last day of the Interest Period therefore; and (c) except for Conversions into Base Rate Accounts, no Conversions or Continuations shall be made while a Default has occurred and is continuing.

      Section 3.6 Computations. All interest and fees (including the Commitment
Fee) will be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, unless in the case of interest such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

                                    ARTICLE 4

                             Administrative Matters

      Section 4.1 Borrowing Procedure.

      (a) Formal Borrowing Request. The Borrower shall give the Agent, and the Agent will give the Banks, notice of each borrowing under the Commitments in accordance with Section 4.3, but subject to Section 4.6 and subsections 2.7 (e) and 4.1(b). Subject to the operation of Section 4.6, not later than 1:00 p.m. on the date specified for each borrowing under the Commitment, each Bank will make available the amount of the Loan to be made by it on such date to the Agent, at the Principal Office, in immediately available funds, for the account of the Borrower. The amounts received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower at Borrower's direction by transferring the same, in immediately available funds by wire transfer, automated clearinghouse debit or interbank transfer, to (a) one of the Disbursement Accounts as directed by the Borrower or (b) any of the other bank accounts described on Schedule 1.1(a) hereto or hereafter established in accordance with the restrictions set forth in the Borrower Security Agreement or the Subsidiary Security Agreement or (c) a Person or Persons designated by the Borrower in writing.

      (b) Automatic Borrowing. No notice of a request for Loan in accordance with subsection 4.1(a) or Section 4.3 hereof shall be required to be presented by the Borrower to the Agent if no Default exists and a check, checks or other debit shall be presented for payment against a Disbursement Account on a Business Day when funds are not otherwise available therein to honor such debits. In such event, the Agent shall, subject to Section 4.6 and provided no Default exists, promptly advise the Banks of the amount of the Loans necessary to be credited to such Disbursement Account on such day to permit such debits to be honored. Except as otherwise provided in Section 4.6 hereof and subject in all cases to Section 2.1, not later than 3:00 p.m. on such day each Bank will make available the amount of the Loan to be made by it on such date to the Agent, at the Principal Office, in immediately available funds, for the account of the Borrower. The amounts so received by Agent, shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by crediting the same to the applicable Disbursement Account. Loans made under this subsection 4.1(b) shall be made as Base Rate Accounts.


AMENDED AND RESTATED CREDIT AGREEMENT - Page 26

      Section 4.2 Minimum Amounts. Except for prepayments pursuant to Article 5 hereof and Loans made pursuant to subsections 2.7 (e) and 4.1(b), each Base Rate Account and each prepayment of principal of a Loan shall be in an amount at least equal to One Dollar ($1.00). Except for Conversions pursuant to Article 5 hereof, each Libor Account shall be in a minimum principal amount of One Million Dollars ($1,000,000) or any larger amount in increments of Five Hundred Thousand Dollars ($500,000).

      Section 4.3 Certain Notices. Notices by the Borrower to the Agent of terminations or reductions of Commitments, of borrowings and prepayments of Loans and of Conversion and Continuations of Accounts shall be irrevocable and shall be effective only if received by the Agent not later than (a) 1:00 p.m. on the Business Day of any repayment of Loans, (b) 12:00 noon on the Business Day of the requested borrowing under the Loans subject to Base Rate Accounts, or (c) 1:00 p.m. on the Business Day prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or other prepayment specified below:

-------------------------------------------------------------------------------------------
                    Notice                                    Number of Business Days Prior
-------------------------------------------------------------------------------------------
Termination or reduction of Commitments                                    3
-------------------------------------------------------------------------------------------
Prepayment or repayment of Loans subject to Base Rate
Accounts, or Conversions into Base Rate Accounts                           1
-------------------------------------------------------------------------------------------
Borrowing, prepayment or repayment of Loans subject to Libor
Accounts, Conversions into or Continuations as Libor Accounts              3
-------------------------------------------------------------------------------------------

Any notices of the type described in this Section 4.3 which are received by the Agent after the applicable time set forth above on a Business Day shall be deemed to be received and shall be effective on the next Business Day. Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation, or prepayment shall specify (a) the Accounts to be Converted or Continued; (b) the amount (subject to Section 4.2 hereof) to be borrowed, Converted, Continued or prepaid; (c) in the case of a Conversion, the Type of Account to result from such Conversion; (d) in the case of a borrowing, the Type of Account or Accounts to be applicable to such borrowing and the amounts thereof; (e) in the event a Libor Account is selected, the duration of the Interest Period therefor; and (f) the date of borrowing, Conversion, Continuation, or prepayment (which shall be a Business Day). Except as may otherwise be provided by Section 4.6, the Agent shall notify the Banks of the contents of each such notice on the date of its receipt of the same or, if received on or after the applicable time set forth above on a Business Day, on the next Business Day. In the event the Borrower fails to select the Type of Account or the duration of any Interest Period for any Libor Account, within the time period and otherwise as provided in this Section 4.3, such Account (if outstanding as a Libor Account) will be automatically Converted into a Base Rate Account on the last day of the preceding Interest Period for such Account or (if outstanding as a Base Rate Account) will remain as, or (if not then outstanding) will be made as, a Base Rate Account. The Borrower may not borrow any Loans subject to a Libor Account, Convert any Base


AMENDED AND RESTATED CREDIT AGREEMENT - Page 27

Rate Accounts into Libor Accounts, or Continue any Libor Account as a Libor Account if the Applicable Rate for such Libor Accounts would exceed the Maximum Rate or if a Default exists.

      Section 4.4 Prepayments.

            (a) Mandatory. If on any date the Outstanding Revolving Credit exceeds the Borrowing Base, the Borrower shall, on or before 1:00 p.m. on such date, prepay the outstanding Loans by the amount of the excess or if no Loans are outstanding and the Outstanding Revolving Credit exceeds the Borrowing Base, immediately pledge to the Agent cash or cash equivalents in an amount equal to the excess as security for the Obligations.

            (b) Control of Cash and Application to Obligations. Under the terms of the Borrower Security Agreement and the Subsidiary Security Agreement, Borrower and the Obligated Parties are required to instruct all customers and other Persons making payment on Receivables and other Collateral to make all payments thereon to a post office box or boxes established in accordance with the Lockbox Agreements. Notwithstanding anything in the Subsidiary Security Agreement to the contrary, if no Event of Default exists no Atlas Company shall be required to instruct its customers and other Persons making payment on Receivables and other Collateral to make payments thereon to a post office box or boxes established in accordance with a Lockbox Agreement until the date (the "Lockbox Date") which is ninety (90) days after the date when the first Loan is made hereunder after the Closing Date or, if earlier, the date when the first Letter of Credit is issued after the Closing Date. On and at all times after the Lockbox Date or the occurrence of an Event of Default, each Atlas Company shall in accordance with the Subsidiary Security Agreement instruct all customers and other Persons making payment on Receivables and other Collateral to make all payments thereon to a post office box or boxes established in accordance with the Lockbox Agreements. Prior to the Lockbox Date or the occurrence of an Event of Default, each Atlas Company shall causes all of the funds it receives as collection on its Receivables or other Collateral to be deposited no less often than weekly into an account of Atlas Marketing Company, Inc. which is governed by an agreement of the type described in subsection 6.1 (m) and funds on deposit in such account will be paid to the Agent on a daily basis by automated clearinghouse debit for credit to the Concentration Account or by wire transfer. The funds on deposit in the Lockbox Accounts are also required under the terms of the Borrower Security Agreement and the Subsidiary Security Agreement to be paid to the Agent on a daily basis by automated clearinghouse debit for credit to the Concentration Account or by wire transfer. The funds deposited into the Concentration Account (over which Borrower shall have no control) or wire transferred to Agent from the Lockbox Accounts or such account of Atlas Marketing Company, Inc. (the "Available Cash") shall, be applied by the Agent for the benefit of the Banks as follows:

                  (1) if no Event of Default exists, first, as a payment of the outstanding principal amount of the Loans, second, as a payment of accrued


AMENDED AND RESTATED CREDIT AGREEMENT - Page 28
            and unpaid interest on the Loans, and third, to the repayment of any other Obligations which are due and outstanding in connection with the Loans, and if after the foregoing applications, Available Cash remains available to be disbursed, the Agent shall deposit such remaining amount to one of Borrower's Disbursement Accounts or transfer such funds as the Borrower shall otherwise direct; or

                  (2) if an Event of Default exists, the Available Cash shall be applied by the Agent for the benefit of the Banks to the Obligations in accordance with Section 4.5 hereof.

            (c) Optional. Subject to Section 4.2 hereof and the provisions of this clause (c), Borrower may, at any time and from time to time without premium or penalty upon prior notice to the Agent as specified in Section
      4.3 hereof, prepay or repay any Loan in full or in part. Loans subject to a Libor Account may be prepaid or repaid only on the last day of the Interest Period applicable thereto unless (i) the Borrower pays to the Agent for the account of the applicable Banks any amounts due under
      Section 5.5 hereof as a result of such prepayment or repayment or (ii) after giving effect to such prepayment or repayment the aggregate principal amount of the Libor Accounts applicable to the Loan being prepaid or repaid having Interest Periods that end after such payment date shall be equal to or less than the principal amount of such Loan after such prepayment or repayment.

      Section 4.5 Method of Payment. Except as otherwise expressly provided herein, all payments of principal, interest, and other amounts to be made by the Borrower or any Obligated Party under the Loan Documents shall be made to the Agent at the Principal Office for the account of each Bank's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 1:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower and each Obligated Party shall, at the time of making each such payment, specify to the Agent the sums payable under the Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may hold such payments as additional Collateral or apply such payment and any proceeds of any Collateral to the Obligations in such order and manner as it may elect in its sole discretion, subject to Section 4.6 hereof). Except as otherwise provided in
Section 4.6, each payment received by the Agent under any Loan Document for the account of a Bank shall be paid to such Bank by 3:00 p.m. on the date the payment is deemed made to the Agent in immediately available funds, for the account of such Bank's Applicable Lending Office. Whenever any payment under any Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.


AMENDED AND RESTATED CREDIT AGREEMENT - Page 29

      Section 4.6 Weekly Settlement Among Banks; Pro Rata Treatment. Notwithstanding anything herein to the contrary, the arrangements between the Agent and the Banks with respect to making and advancing the Loans and making payments under Letters of Credit may, in the Agent's discretion, be handled on the following basis: no less than once a week, the Agent will provide each Bank on or before 11:00 a.m. on a Business Day with a statement showing, for the period of time since the date of the most recent of such statements previously provided, the aggregate principal amount of new Loans made to the Borrower by the Agent as a Bank, the aggregate amount of drawings on Letters of Credit which have not been reimbursed, the aggregate face amount of new Letters of Credit issued for the account of the Borrower, the amount of remittances and payments actually collected and applied by the Agent to reduce the outstanding principal balance of the Loans and to reimburse Letter of Credit Liabilities during such period and the outstanding principal balances of the Loans and the aggregate Letter of Credit Liabilities outstanding at the end of such period. If as of the date of the delivery of such statement, the Agent in its capacity as a Bank holds an interest in the Loans and the unreimbursed Reimbursement Obligations outstanding as of such statement date in excess of its pro rata share based on its Commitment Percentage, each Bank shall be obligated to advance to the Agent its pro-rata (based on such Bank's Commitment Percentage) or other share of such excess so that after giving effect to all such advances, the Banks shall hold the Loans and the unreimbursed Reimbursement Obligations outstanding as of such statement date pro rata in accordance with their respective Commitment Percentages. If as of the date of the delivery of such statement, the Agent in its capacity as a Bank holds an interest in the Loans and the unreimbursed Reimbursement Obligations outstanding as of such statement date in an amount less than its pro rata share based on its Commitment Percentage, then the Agent in its capacity as a Bank shall be obligated to advance to the other Banks such amounts as will be necessary so that after giving effect thereto the Banks shall hold the Loans and the unreimbursed Reimbursement Obligations outstanding as of such statement date pro rata in accordance with their respective Commitment Percentages. Advances made pursuant to this weekly settlement procedure by the Agent or any Bank must be made on or before 3:00 p.m. on the date of the Bank's receipt of such statement to the Agent at the Principal Office, in immediately available funds. Until funded by the Banks in accordance with the forgoing, the Agent as a Bank shall be entitled to any interest on amounts it advanced to or on behalf of the Borrower as a result of the forgoing weekly settlement procedures and interest and commitment fees shall be calculated and paid to give effect to the actual amounts outstanding to each Bank. In between dates when the statement by the Agent is delivered under this Section 4.6, repayments received shall be applied to the Loans made by the Agent as a Bank. If as a result of the foregoing such Loans are repaid in full, then to the extent any further amounts are available for repayment on such day hereunder, Agent shall, on such day, settle with the Banks in accordance with this Section 4.6. Except as a result of the forgoing or to the extent otherwise provided herein: (a) each Loan shall be made by the Banks, each payment of commitment fees under Section 2.5 and letter of credit fees under subsection 2.7(c) hereof shall be made for the account of the Banks, and each termination or reduction of the Commitments shall be applied to the Commitments of the Banks, pro rata according to their respective Commitment Percentages; (b) the making, Conversion, and Continuation of Accounts of a particular Type (other than Conversions provided for by Section 5.4 hereof) shall be made pro rata among the Banks holding Accounts of such Type according to their respective Commitment Percentages; (c) each


AMENDED AND RESTATED CREDIT AGREEMENT - Page 30 payment and prepayment of principal of or interest on Loans or Reimbursement Obligations by the Borrower shall be made to the Agent for the account of the Agent or the Banks holding such Loans or Reimbursement Obligations (or participation interests therein) pro rata in accordance with the respective unpaid principal amounts of such Loans or participation interests held by the Agent or such Banks; provided that as long as no default in the payment of interest exists, payments of interest made when the Banks are holding different Types of Accounts applicable to the same Loan and result of the application of
Section 5.4, shall be made to the Banks in accordance with the amount of interest actually owed to each; (d) proceeds of Collateral shall be shared by the Agent and the Banks pro rata in accordance with the respective unpaid principal amounts of and interest on the Obligations then due the Agent and the Banks; and (e) the Banks (other than the Agent) shall purchase from the Agent participations in the Letters of Credit to the extent of their respective Commitment Percentages. If at any time payment, in whole or in part, of any amount distributed by the Agent hereunder is rescinded or must otherwise be restored or returned by Agent as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Agent.

      Section 4.7 Sharing of Payments. If a Bank shall obtain payment of any principal of or interest on any of the Obligations due to such Bank hereunder directly (and not through the Agent) through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Banks participations in the Obligations held by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment pro rata in accordance with the unpaid principal of and interest on the Obligations then due to each of them. To such end, all of the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Obligations held by the other Banks may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Bank were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

      Section 4.8 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Borrower (the "Payor") prior to the date on which such Bank is to make payment to the Agent hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, (a) the recipient of such payment shall, on demand, pay


AMENDED AND RESTATED CREDIT AGREEMENT - Page 31 to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such period and (b) Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing clause (a).

      Section 4.9 Withholding Taxes. To the extent permitted by applicable law, all payments by the Borrower of amounts payable under any Loan Document shall be payable without deduction for or on account of any present or future taxes, duties or other charges levied or imposed by the United States of America or by the government of any jurisdiction outside the United States of America or by any political subdivision or taxing authority of or in any of the foregoing through withholding or deduction with respect to any such payments (but excluding any tax imposed on or measured by the net income or profit of a Bank pursuant to the laws of the jurisdiction in which it is organized or in which the principal office or Applicable Lending Office of such Bank is located or any subdivision thereof or therein). If any such taxes, duties or other charges are so levied or imposed, the Borrower will make additional payments in such amounts so that every net payment of amounts payable by it under any Loan Document, after withholding or deduction for or on account of any such present or future taxes, duties or other charges, will not be less than the amount provided for herein or therein, provided that the Borrower may withhold to the extent required by law and shall have no obligation to pay such additional amounts to any Bank to the extent that such taxes, duties, or other charges are levied or imposed by reason of the failure or inability of such Bank to comply with the provisions of Section 4.10 hereof. The Borrower shall furnish promptly to the Agent for distribution to each affected Bank, as the case may be, official receipts evidencing any such withholding or reduction.

      Section 4.10 Withholding Tax Exemption. Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to Borrower and the Agent two (2) additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.


AMENDED AND RESTATED CREDIT AGREEMENT - Page 32

      Section 4.11 Participation and Settlement Obligations Absolute; Failure to Fund Participation or Settlement. The obligations of a Bank to fund its participation in the Letters of Credit in accordance with the terms hereof and settle with the Agent in accordance with Section 4.6 shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including without limitation, the following circumstances: (a) any lack of validity of any Loan Document; (b) the occurrence of any Default; (c) the existence of any claim, set-off, counterclaim, defenses or other rights which such Bank, the Borrower, any Obligated Party, or any other Person may have; (d) the occurrence of any event that has or could reasonably be expected to have a Material Adverse Effect; (e) the failure of any condition to a Loan or the issuance of a Letter of Credit under Article 6 hereof to be satisfied; (f) the fact that after giving effect to the funding of the participation or settlement the Outstanding Revolving Credit may exceed the Borrowing Base; or (g) any other circumstance whatsoever, whether or not similar to any of the foregoing; provided that, the obligations of a Bank to fund its participation in a Letter of Credit or fund a settlement under Section 4.6 may be subject to avoidance by a Bank if such Bank proves in a final nonappealable judgment that it was damaged and that such damage arose directly from the Agent's willful misconduct or gross negligence in determining whether (i) the conditions set forth in Article 6 hereof to the issuance of the Letter of Credit or the making of the Loan in question were satisfied at the time of such issuance or Loan or (ii) with respect to a Letter of Credit, the documentation presented under the Letter of Credit in question complied with the terms thereof. If a Bank fails to fund its participation in a Letter of Credit or fund a settlement under Section 4.6 as required hereby, such Bank shall, subject to the foregoing proviso, remain obligated to pay to the Agent the amount it failed to fund on demand together with interest thereon in respect of the period commencing on the date such amount should have been funded until the date the amount was actually funded to the Agent at a rate per annum equal to the Federal Funds Effective Rate for such period and the Agent shall be entitled to offset against any and all sums to be paid to such Bank hereunder the amount due the Agent under this sentence.

                                    ARTICLE 5

                         Yield Protection and Illegality

      Section 5.1 Additional Costs.

            (a) The Borrower shall pay directly to each Bank from time to time such amounts as such Bank may reasonably determine to be necessary to compensate it for any costs incurred by such Bank which such Bank determines are attributable to its making or maintaining of any Loans subject to Libor Accounts or Letters of Credit hereunder or its obligation to make any of such Loans hereunder or issue or participate in any Letter of Credit, or any reduction in any amount receivable by such Bank hereunder in respect of any such Loans or Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:


AMENDED AND RESTATED CREDIT AGREEMENT - Page 33

                  (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (other than franchise taxes and taxes imposed on the overall net income of such Bank or its Applicable Lending Office for any of such Loans by the United States of America or the jurisdiction in which such Bank has its Principal Office or such Applicable Lending Office);

                  (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (including any of such Loans or any deposits referred to in the definition of "Libor Rate" in Section 1.1 hereof but excluding any Reserve Requirement already taken into account in calculating the Adjusted Libor Rate); or

                  (iii) imposes any other condition affecting this Agreement or the Notes or any of such extensions of credit or liabilities or commitments.

      Each Bank will notify the Borrower (with a copy to the Agent) of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this subsection 5.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, violate any law, rule, or regulation or be in any way disadvantageous to such Bank. Each Bank will furnish the Borrower with a certificate setting forth the basis and the amount of each request of such Bank for compensation under this subsection 5.1(a). If any Bank requests compensation from the Borrower under this subsection 5.1(a), the Borrower may, by notice to such Bank (with a copy to the Agent) suspend the obligation of such Bank to issue or participate in Letters of Credit or to make Loans subject to Libor Accounts or Continue Libor Accounts as Libor Accounts or Convert Base Rate Accounts into Libor Accounts until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4 hereof shall be applicable with respect to such Libor Accounts). A Bank may only request compensation under this subsection 5.1(a) for Additional Costs which it incurred at any time after the date six (6) months prior to the date the Bank requests such compensation.

            (b) Without limiting the effect of the foregoing provisions of this
      Section 5.1, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on the Loans subject to Libor Accounts is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Loans subject to Libor Accounts or (ii) becomes subject to restrictions on the


AMENDED AND RESTATED CREDIT AGREEMENT - Page 34 amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Bank to make Loans subject to Libor Accounts or Continue Libor Accounts as Libor Accounts or Convert Base Rate Accounts into Libor Accounts hereunder shall be suspended until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4 hereof shall be applicable).

            (c) Determinations and allocations by any Bank for purposes of this
      Section 5.1 of the effect of any Regulatory Change on its costs of maintaining its obligation to make Loans or issue or participate in Letters of Credit or of making or maintaining Loans or issuing or participating in Letters of Credit or on amounts receivable by it in respect of Loans or Letters of Credit, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall, absent manifest error, constitute prima facie evidence of the accuracy thereof, provided that such determinations and allocations are made on a reasonable basis. Additionally, each Bank shall, upon request by the Borrower, take requested measures to mitigate the Additional Costs which the Borrower is required to pay to any Bank if such measures can, in the sole and absolute opinion of such Bank be taken without such Bank suffering any economic, legal, regulatory or other disadvantage (provided, however, that no such Bank shall be required to designate a funding office that is not located in the United States of America).

      Section 5.2 Limitation on Libor Accounts. Anything herein to the contrary notwithstanding, if with respect to any Libor Accounts under a Loan for any Interest Period therefor:

            (a) The Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Libor Rate" in Section 1.1 hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for the Loans subject to such Libor Accounts as provided in this Agreement; or

            (b) Required Banks determine (which determination shall be conclusive) and notify the Agent that the relevant rates of interest referred to in the definition of "Adjusted Libor Rate" in Section 1.1 hereof on the basis of which the rate of interest for such Loans for such Interest Period is to be determined do not accurately reflect the cost to the Banks of making or maintaining such Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant Libor Account and the relevant amounts or periods, and so long as such condition remains in effect, the Banks shall be under no obligation to make additional Loans subject to a Libor Account or to Convert Base Rate Accounts into Libor Accounts and the Borrower shall, on the last day(s) of the then current Interest Period (s) for the outstanding Libor Accounts, either prepay the Loans subject to such Libor Accounts or Convert such Libor Accounts into Base Rate Accounts in accordance with


AMENDED AND RESTATED CREDIT AGREEMENT - Page 35 the terms of this Agreement. Determinations made under this Section 5.2 shall be made on a reasonable basis.

      Section 5.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to (a) honor its obligation to make Loans subject to a Libor Account hereunder or (b) maintain Loans subject to a Libor Account hereunder, then such Bank shall promptly notify the Borrower (with a copy to the Agent) thereof and such Bank's obligation to make or maintain Loans subject to a Libor Account and to Convert Base Rate Accounts into Libor Accounts hereunder shall be suspended until such time as such Bank may again make and maintain Loans subject to a Libor Account (in which case the provisions of Section 5.4 hereof shall be applicable).

      Section 5.4 Treatment of Affected Loans. If the Accounts applicable to a Loan of any Bank (hereinafter called "Affected Accounts") are affected by
Section 5.1 or Section 5.3 hereof, the Bank's Affected Accounts shall be automatically Converted into Base Rate Accounts on the last day(s) of the then current Interest Period(s) (or, in the case of a Conversion required by subsection 5.1(b) or Section 5.3 hereof, on such earlier date as such Bank may specify to the Borrower with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section
5.1 or 5.3 hereof which gave rise to such Conversion no longer exist: (a) to the extent that such Bank's Affected Accounts have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Accounts shall be applied instead to its Base Rate Accounts; and (b) all Accounts which would otherwise be established or Continued by such Bank as Libor Accounts shall be made as or Converted into Base Rate Accounts and all Accounts of such Bank which would otherwise be Converted into Libor Accounts shall be Converted instead into (or shall remain as) Base Rate Accounts. If such Bank gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 5.1 or 5.3 hereof which gave rise to the Conversion of such Bank's Affected Accounts pursuant to this Section 5.4 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Libor Accounts are outstanding, such Bank's Base Rate Accounts shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Libor Accounts to the extent necessary so that, after giving effect thereto, all Accounts held by the Banks holding Libor Accounts and by such Bank are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitment Percentages.

      Section 5.5 Compensation. The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense incurred by it as a result of:

            (a) Any payment or prepayment of a Loan subject to a Libor Account or Conversion of a Libor Account for any reason (including, without limitation, the repayment of such a Loan held by the Agent as a Bank resulting from the operation of Section 4.6 or


AMENDED AND RESTATED CREDIT AGREEMENT - Page 36 the repayment of such a Loan resulting from the acceleration of the outstanding Loans pursuant to subsection 11.2(a) hereof) on a date other than the last day of an Interest Period for the applicable Libor Account; or

            (b) Any failure by the Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in Article 6 to be satisfied but excluding any failure by a Bank to honor its obligations hereunder) to borrow or prepay a Loan subject to a Libor Account, or Convert a Base Rate Account to a Libor Account on the date for such borrowing, Conversion, or prepayment specified in the relevant notice of borrowing, prepayment, or Conversion under this Agreement.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or Converted or not borrowed for the period from the date of such payment, Conversion, or failure to borrow to the last day of the Interest Period for such Libor Account (or, in the case of a failure to borrow, the Interest Period for such Libor Account which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Libor Account provided for herein over
(ii) the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks and amounts comparable to such principal amount and with maturities comparable to such period.

      Section 5.6 Capital Adequacy. If after the date hereof, any Bank shall have determined that any Regulatory Change or any change in the compliance by such Bank (or its parent) with any guideline, request, or directive regarding capital adequacy (whether or not having the force of law) of any central bank or other Governmental Authority has or would have the effect of reducing the rate of return on such Bank's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Bank (or its parent) could have achieved but for such Regulatory Change or change in compliance by an amount deemed by such Bank to be material, then from time to time, within ten (10) Business Days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent) for such reduction. A certificate of such Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall constitute prima facie evidence of the accuracy thereof, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods. With respect to each demand by a Bank under this Section 5.6, no Bank shall have the right to demand compensation for amounts attributable to any reduction in such Bank's rate of return occurring at any time before the date which is six
(6) months prior to the date the Bank gives such demand for compensation to Borrower.

      Section 5.7 Replacement of a Bank. If (i) the obligation of a Bank (other than the Agent as a Bank) to make or Continue Loans subject to Libor Accounts has been suspended pursuant to Sections 5.2 or 5.3 or (ii) a Bank (other than the Agent as a Bank) has demanded compensation


AMENDED AND RESTATED CREDIT AGREEMENT - Page 37 under Sections 5.1 or 5.6, the Borrower shall have the right to require such Bank to assign to a Person selected by the Borrower and reasonably satisfactory to the Agent (which may be one or more of the Banks) the Notes and participation interests in the Letter of Credit Liabilities held by such Bank pursuant to the terms of an appropriately completed Assignment and Acceptance in accordance with subsection 13.8(b); provided that, neither the Agent nor any Bank shall have any obligation to Borrower to find any such Person and in order for Borrower to replace a Bank, the Borrower must require such replacement within three (3) months of the date such obligations of the Bank were suspended or the date the Bank demanded such compensation. Each Bank (other than the Agent as a Bank) agrees to its replacement at the option of the Borrower pursuant to this Section 5.7; provided that the Person selected by Borrower shall purchase such Bank's interest in the Obligations of the Borrower to such Bank for immediately available funds in an aggregate amount equal to the aggregate unpaid principal thereof, all unpaid interest accrued thereon, all unpaid commitment and letter of credit fees accrued for the account of such Bank, any breakage costs incurred by the selling Bank because of the prepayment of any Libor Accounts, all other fees (if any) applicable thereto and all other amounts (including any amounts due under Sections 5.1 or 5.6) then owing to such Bank hereunder or under any other Loan Document.

                                    ARTICLE 6

                              Conditions Precedent

      Section 6.1 Initial Loan and Letter of Credit. The effectiveness of this Agreement and the obligation of each Bank to make its initial Loan and the obligation of the Agent to issue the initial Letter of Credit hereunder are subject to the condition precedent that the Agent shall have received on or before December 31, 1997 and on or before the day of any such Loan or Letter of Credit all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Agent:

            (a) Resolutions; Authority. Resolutions of the Board of Directors of the Borrower and each Obligated Party certified by its Secretary or an Assistant Secretary which authorize its execution, delivery, and performance of the Transaction Documents to which it is or is to be a party.

            (b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of the Borrower and each Obligated Party certifying (i) the names of its officers (A) who are authorized to sign the Transaction Documents to which it is or is to be a party (including the certificates contemplated herein) together with specimen signatures of each such officer and (B) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documentation and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby or (ii), if applicable, that its officers authorized to sign the Transaction Documents have not changed from those officers reflected in the incumbency certification delivered under the Prior Agreement.


AMENDED AND RESTATED CREDIT AGREEMENT - Page 38

            (c) Organizational Documents. The articles of incorporation of the Borrower and each Obligated Party certified by the Secretary of State of the state of its incorporation and dated a current date or, if applicable, a certificate of its Secretary or an Assistant Secretary certifying that its articles of incorporation have not been amended or otherwise modified since the delivery thereof pursuant to the Prior Agreement.

            (d) Bylaws. The bylaws of the Borrower and each Obligated Party certified by its Secretary or an Assistant Secretary or, if applicable, a certificate of its Secretary or an Assistant Secretary certifying that its bylaws have not been amended or otherwise modified since the delivery thereof pursuant to the Prior Agreement.

            (e) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of the Borrower and each Obligated Party as to its existence and, to the extent applicable, good standing and certificates of the appropriate government officials of each state in which each Atlas Company is required to qualify to do business and where failure to so qualify could reasonably be expected to have a Material Adverse Effect, as to such Person's qualification to do business and good standing in such state, all dated a current date.

            (f) Notes. The Notes executed by the Borrower.

            (g) Acknowledgment. The acknowledgment to this Agreement executed by each Obligated Party.

            (h) Collateral Documents and Collateral. A Subsidiary Joinder Agreement executed by each Atlas Company; certificates representing the capital stock of each Atlas Company together with undated stock powers duly executed in blank; UCC, tax and judgment Lien search reports listing all documentation on file against each Atlas Company in each jurisdiction in which each Atlas Company has its principal place of business; and executed documentation as the Agent may deem necessary to perfect or protect its Liens, including, without limitation (but subject to Section 8.10): (i) intellectual property assignments; (ii) financing statements under the UCC and other applicable documentation under the laws of any jurisdiction with respect to the perfection of Liens; (iii) a lien subordination from the landlord of Atlas Marketing Company, Inc.'s principal office location containing such access agreements and subordinations as the Agent may require; and (iv) waivers, subordinations or acknowledgments from all other third parties who have possession or control of any Collateral.

            (i) Termination of Liens; Subordinations. Duly executed UCC-3 termination statements, mortgage releases and such other documentation as shall be necessary to terminate or release all Liens other than those permitted by Section 9.2 hereof.


AMENDED AND RESTATED CREDIT AGREEMENT - Page 39

            (j) Insurance Policies. Certificates of insurance summarizing the insurance policies of Borrower and the Subsidiaries required by this Agreement and reflecting the Agent as additional insured under such policies and as loss payee with respect to all policies covering Collateral.

            (k) Opinion of Counsel. A favorable opinion of legal counsel to the Borrower and the Obligated Parties as to such matters as the Agent may reasonably request.

            (l) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including attorneys' fees) referred to in Section 13.1, to the extent incurred and invoiced, shall have been paid in full by the Borrower.

            (m) Account Agreement. An agreement from the institution where Atlas Marketing Company, Inc. maintains its concentration account in form and substance satisfactory to the Agent, pursuant to which such institution recognizes the Agent's Lien in such account and agrees to transfer the collected balances therein (or a lesser amount acceptable to the Agent) to the Concentration Account on a daily basis.

            (n) Closing Fee. A closing fee in the amount of One Hundred Twelve Thousand Five Hundred Dollars ($112,500).

            (o) Prior Agreement Outstandings. All outstanding principal and accrued and unpaid interest outstanding under the Prior Agreement.

            (p) Transactions. Evidence that all other conditions precedent to the Transactions have been satisfied, that the Transactions shall have occurred on or prior to the Closing Date and that Borrower shall have otherwise received the gross proceeds of the Senior Subordinated Notes in an amount not less than One Hundred Million Dollars ($100,000,000).

            (q) Transaction Documents. Executed copies of all other Transaction Documents not specifically listed above. All certificates and opinions delivered in connection with such documents shall be addressed to the Agent and the Banks or accompanied by a written authorization from the Person delivering such certificate or opinion stating that the Agent and the Banks may rely on such document as though it were addressed to it.

      Section 6.2 All Loans and Letters of Credit. The obligation of each Bank to make any Loan (including the initial Loan) and the obligation of the Agent to issue any Letter of Credit (including the initial Letter of Credit) are subject to the following additional conditions precedent:

            (a) No Default. No Default shall have occurred and be continuing, or would result from such Loan or Letter of Credit;


AMENDED AND RESTATED CREDIT AGREEMENT - Page 40

            (b) Representations and Warranties. All of the representations and warranties contained in Article 7 hereof and in the other Loan Documents shall be true and correct on and as of the date of such Loan or Letter of Credit with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date; and

            (c) Additional Documentation. The Agent shall have received such additional approvals, opinions, or documents as the Agent may reasonably request.

Each notice of borrowing by the Borrower hereunder, each request for a borrowing under subsections 2.7(e) and 4.1(b), and each request for the issuance of a Letter of Credit, shall constitute a representation and warranty by the Borrower that the conditions precedent set forth in subsections 6.2(a) and (b) hereof have been satisfied (both as of the date of such notice and, unless the Borrower otherwise notifies the Agent prior to the date of such borrowing or Letter of Credit, as of the date of such borrowing or Letter of Credit).

                                    ARTICLE 7

                         Representations and Warranties

      To induce the Agent and the Banks to enter into this Agreement, the Borrower represents and warrants to the Agent and the Banks that:

      Section 7.1 Corporate Existence. The Borrower and each Subsidiary (a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Borrower and each Obligated Party has the power and authority to execute, deliver, and perform their respective obligations under the Transaction Documents to which it is or may become a party.

      Section 7.2 Financial Statements. The Borrower has delivered to the Agent and the Banks (i) audited consolidated financial statements of the Borrower and the Subsidiaries for the Fiscal Year ended December 31, 1996 and (ii) unaudited consolidated financial statements of the Borrower and the Subsidiaries for the ten (10) month period ended October 31, 1997. Such financial statements have been prepared in accordance with GAAP (subject in the case of the unaudited financial statements to audit adjustments and the fact that such financial statements do not contain footnotes), and present fairly, on a consolidated and consolidating basis, the financial condition of the Borrower and the Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither the Borrower nor any of the Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments


AMENDED AND RESTATED CREDIT AGREEMENT - Page 41 except as referred to or reflected in such financial statements. There has been no Material Adverse Effect since the effective date of the audited consolidated financial statements of the Borrower and the Subsidiaries for the Fiscal Year ended December 31, 1996.

      Section 7.3 Corporate Action; No Breach. The execution, delivery, and performance by the Borrower and each Obligated Party of the Transaction Documents to which each is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of the Borrower and each Obligated Party and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation or bylaws of the Borrower or any Obligated Party, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or
(iii) any agreement or instrument to which the Borrower or any Obligated Party is a party or by which any of them or any of their property is bound or subject, or (b) constitute a material default under any such agreement or instrument, or result in the creation or imposition of any Lien (except as provided herein or Liens in favor of Agent) upon any of the revenues or assets of the Borrower or any Obligated Party.

      Section 7.4 Operation of Business. The Borrower and each of the Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower and each of the Subsidiaries are not in violation, in any material respect, of any valid rights of others with respect to any of the foregoing.

      Section 7.5 Litigation and Judgments. There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There are no outstanding judgments against the Borrower or any Subsidiary.

      Section 7.6 Rights in Properties; Liens. The Borrower and each Subsidiary have good title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 7.2 hereto, and none of the properties, assets, or leasehold interests of the Borrower or any Subsidiary is subject to any Lien, except as permitted by Section 9.2 hereto.

      Section 7.7 Enforceability. The Transaction Documents to which the Borrower or any Obligated Party is party, when delivered, shall constitute the legal, valid, and binding obligations of the Borrower or the Obligated Party, as applicable, enforceable against Borrower or the applicable Obligated Party in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.


AMENDED AND RESTATED CREDIT AGREEMENT - Page 42

      Section 7.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by the Borrower or any Obligated Party of the Transaction Documents to which each is or may become a party or for the validity or enforceability thereof except for such authorizations, approvals, consents, filings and registrations which have been made or obtained.

      Section 7.9 Debt. The Borrower and the Subsidiaries have no Debt, except as permitted by Section 9.1 hereto. As of the Closing Date, the aggregate amount of the Debt of the type described in items (a) and (j) of the definition of Debt which is equal in right of payment to any unsecured portion of the Obligations does not exceed a net present value of Eighty Million Dollars ($80,000,000). None of the Debt of the type described in items (a) and (j) of the definition of Debt is senior in right of payment to the Obligations nor is any such Debt secured by any Lien (except as reflected on Schedule 9.2) or otherwise entitled to any administrative or other priority in any liquidation or bankruptcy proceedings of Borrower or any Subsidiary; provided that one hundred fifteen
(115) employees of Borrower or any Subsidiary who hold such Debt may be entitled to the priority distribution under Section 507(a) (3) or 507 (a) (4) of the United States Bankruptcy Code (11 U.S.C. ss. 507) to the extent, and only to the extent as set forth in such Sections, as a result of their claims relating to such Debt being characterized either as claims for wages, salaries or contributions to employee benefit plans.

      Section 7.10 Taxes. The Borrower and each Subsidiary have filed all material tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable other than those being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves have been established. Except as disclosed in writing to Agent, the Borrower knows of no pending investigation of the Borrower or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of the Borrower or any Subsidiary.

      Section 7.11 Margin Securities. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

      Section 7.12 ERISA. The Borrower and each Subsidiary are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Borrower nor


AMENDED AND RESTATED CREDIT AGREEMENT - Page 43 any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. The Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans. The present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA in an amount that will have a Material Adverse Effect.

      Section 7.13 Disclosure. All factual information furnished by or on behalf of the Borrower in writing to the Agent or any Bank (including, without limitation, all information contained in the Transaction Documents) for purposes of or in connection with this Agreement, the other Transaction Documents or any transaction contemplated herein or therein is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Agent or any Bank, will be true and accurate in all material respects taken as a whole on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time.

      Section 7.14 Subsidiaries; Borrower Capitalization. As of the Closing Date, the Borrower has no Subsidiaries other than those listed on Schedule 7.14 hereto. As of the Closing Date, Schedule 7.14 sets forth the jurisdiction of incorporation or organization of each such Subsidiary, the percentage of the Borrower's ownership of the outstanding voting stock (or other ownership interests) of each such Subsidiary and the authorized, issued and outstanding capital stock of each Subsidiary and Borrower. As of the Closing Date, Schedule
7.14 identifies all owners of record of the Borrower's capital stock. MS Acquisition Limited is controlled by Richmont Capital Partners I, L.P. All of the outstanding capital stock of the Borrower and each Subsidiary has been validly issued, is fully paid, and is nonassessable. Except as permitted to be issued or created pursuant to the terms hereof or as reflected on Schedule 7.14, there are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, capital stock of the Borrower or any Subsidiary.

      Section 7.15 Agreements. Neither the Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party other than defaults which will not have a Material Adverse Effect.

      Section 7.16 Compliance with Laws. Neither the Borrower nor any Subsidiary is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator other than violations which will not have a Material Adverse Effect.


AMENDED AND RESTATED CREDIT AGREEMENT - Page 44

      Section 7.17 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      Section 7.18 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      Section 7.19 Environmental Matters.

            (a) The Borrower, each Subsidiary, and all of their respective properties, assets, and operations are in compliance in all material respects with all Environmental Laws. The Borrower is not aware of, nor has the Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the material compliance or continued material compliance of the Borrower and the Subsidiaries with all Environmental Laws;

            (b) The Borrower and each Subsidiary have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws the failure of which to obtain would result in a Material Adverse Effect. All such permits are in good standing and the Borrower and its Subsidiaries are in compliance in all material respects with all of the terms and conditions of such permits;

            (c) No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of the Borrower or any Subsidiary except in compliance in all material respects with Environmental Laws. The use which the Borrower and the Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets except in compliance in all material respects with Environmental Laws;

            (d) Neither the Borrower nor any of the Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or, to the best of its knowledge, threatened order from or agreement with any Governmental Authority or subject to any judicial or administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

            (e) There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of the Borrower or any of the Subsidiaries that could reasonably be expected to give rise to any material Environmental Liabilities;


AMENDED AND RESTATED CREDIT AGREEMENT - Page 45

            (f) Neither the Borrower nor any of the Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., regulations thereunder or any comparable provision of state law. The Borrower and the Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws in all material respects;

            (g) Neither the Borrower nor any of the Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

            (h) No Lien arising under any Environmental Law has attached to any property or revenues of the Borrower or the Subsidiaries.

      Section 7.20 Deposit and Brokerage Accounts. Schedule 1.1(a) sets forth as of the Closing Date all lockbox agreements, deposit accounts and brokerage accounts of the Borrower and the Subsidiaries.

      Section 7.21 Solvency. As of and from and after the date of this Agreement and after giving effect to the consummation of each Permitted Acquisition, Borrower and each of the Subsidiaries individually and on a consolidated basis:
(a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

      Section 7.22 Perishable Agricultural Commodities Act. In the ordinary course of its business, neither Borrower nor any Subsidiary purchases or sells for its own account perishable agricultural commodities as that term is defined in the Perishable Agricultural Commodities Act, as amended (7 U.S.C. ss. 499 e(c)) and the regulations promulgated thereunder nor does any such party directly receive any proceeds from the sale of such commodities. As a result, the statutory trust arising under such act for the benefit of unpaid cash sellers does not attach to any property of the Borrower or any Subsidiary.

      Section 7.23 Packers and Stockyards Act. In the ordinary course of its business, neither Borrower nor any Subsidiary purchases, sells for its own account or receives the proceeds from the sale of livestock as that term is defined in the Packers and Stockyards Act, as amended (7 U.S.C. ss.ss. 181-229) and the regulations thereunder. As a result, the statutory trust arising under such act for the benefit of unpaid cash sellers does not attach to any property of the Borrower or any Subsidiary.


AMENDED AND RESTATED CREDIT AGREEMENT - Page 46

      Section 7.24 Common Enterprise. Borrower and each Subsidiary is a member of an affiliated group with each other such Person and the Borrower and the Subsidiaries are collectively engaged in a common enterprise with one another. Each of the Borrower and the Subsidiaries expects to derive substantial benefit (and may reasonably be expected to derive substantial benefit), directly and indirectly, from the Loans and Letters of Credit contemplated by this Agreement, both in its separate capacity and as a member of such group.

      Section 7.25 Transaction Documents. As of the Closing Date, Borrower has delivered to Agent a complete and correct copy of the Transaction Documents, the Transaction Documents are in full force and effect, have not been amended in any material respect (except for such amendments disclosed to the Agent), no party thereto has failed to perform any material obligation thereunder and no defenses exist to the performance by the parties thereto of their obligations thereunder. Each of the representations and warranties under the Transaction Documents are true and correct in all material respects as of the date hereof and as of the Closing Date.

                                    ARTICLE 8

                               Positive Covenants

      The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following positive covenants:

      Section 8.1 Reporting Requirements. The Borrower will furnish to the Agent and each Bank:

            (a) Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Borrower, beginning with the Fiscal Year ending December 31, 1997, (i) a copy of the annual audit report of the Borrower and the Subsidiaries for such Fiscal Year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited and certified on an unqualified basis by independent certified public accountants of recognized standing acceptable to the Agent, to the effect that such report has been prepared in accordance with GAAP;

            (b) Monthly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each month, a copy of an unaudited financial report of the Borrower and the Subsidiaries as of the end of such period and for the portion of the Fiscal Year then ended containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow, all in reasonable detail certified by the chief executive officer, treasurer or chief financial officer of the Borrower to fairly present


AMENDED AND RESTATED CREDIT AGREEMENT - Page 47

      (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein;

            (c) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter, a copy of an unaudited financial report of the Borrower and the Subsidiaries as of the end of such period and for the portion of the Fiscal Year then ended containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail certified by the chief executive officer, treasurer or chief financial officer of the Borrower to have been prepared in accordance with GAAP (but excluding footnotes) and to fairly present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries, on a consolidated and consolidating basis, at the date and for the periods indicated therein;

            (d) Compliance Certificate. Within forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year and accompanying the annual financial statements delivered in accordance with Section 8.1(a), a Compliance Certificate, together with the schedules thereto setting forth the calculations supporting the computations therein;

            (e) Borrowing Base Report. Within ten (10) Business Days of the last day of each month or within ten (10) Business Days of any other date the Agent may select in its discretion (based on a reasonable concern relating to the amount or calculation of the Borrowing Base, the level of borrowing hereunder or the financial condition of the Borrower or any Granting Subsidiary) by written notice to the Borrower (each such day or date a "Report Date"), a Borrowing Base Report together with the a Receivable aging report, sales report summary, collections report and customer credit report (reflecting all journal entries and adjustments) for the Borrower and the Granting Subsidiaries as of the applicable Report Date;

            (f) Receivable Reporting. If the Agent requests, the Borrower shall furnish to the Agent on each Business Day, a Receivable aging report, sales report summary, collections report and customer credit report (reflecting all journal entries and adjustments) for the Borrower and the Granting Subsidiaries as of the preceding Business Day prior to the date of such reports (or the most recent preceding Business Day prior to the date of the delivery of such reports for which Borrower is able to provide such reports). For purposes of preparing the Receivables reports under this clause (f), it shall be assumed that each Business Day ends at 2:00 p.m., with any other activity occurring on such Business Day after such 2:00 p.m. deadline to be deemed to have occurred on the next succeeding Business Day;


AMENDED AND RESTATED CREDIT AGREEMENT - Page 48

            (g) Projections. As soon as available and in any event forty-five
      (45) days after the beginning of each Fiscal Year of Borrower, Borrower will deliver a forecasted consolidated balance sheet and statements of income and cash flow of Borrower and the Subsidiaries on a Fiscal Quarter by Fiscal Quarter basis, including the assumptions utilized in the preparation of such projections (in narrative form) for the forthcoming Fiscal Year and a proforma projection of the Borrower's compliance with the financial covenants in this Agreement for the same period;

            (h) Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to the Borrower or any Subsidiary by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary;

            (i) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting the Borrower or any Subsidiary which, if determined adversely to the Borrower or such Subsidiary, could reasonably be expected to have a Material Adverse Effect;

            (j) Notice of Default. As soon as possible and in any event within five (5) Business Days after an officer of the Borrower has knowledge of the occurrence of each Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

            (k) ERISA Reports. If requested by the Agent, promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which the Borrower or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five (5) Business Days after the Borrower or any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of the Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that the Borrower proposes to take with respect thereto;

            (l) Notice of Material Adverse Effect. As soon as possible and in any event within five (5) Business Days of the occurrence thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;

            (m) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to its stockholders generally and one copy of each regular, periodic or special report, registration statement, or prospectus filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency; and


AMENDED AND RESTATED CREDIT AGREEMENT - Page 49

            (n) General Information. Promptly, such other information concerning the Borrower or any Subsidiary as the Agent or any Bank may from time to time reasonably request.

      Section 8.2 Maintenance of Existence; Conduct of Business. Except as otherwise permitted by Section 9.3, the Borrower will, and will cause each Subsidiary to, preserve and maintain its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. The Borrower will, and will cause each Subsidiary to, conduct its business in an orderly and efficient manner in accordance with good business practices.

      Section 8.3 Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, maintain, keep, and preserve all of its material properties necessary in the conduct of its business in good working order and condition ordinary wear and tear excepted.

      Section 8.4 Taxes and Claims. The Borrower will, and will cause each Subsidiary to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established in accordance with GAAP.

      Section 8.5 Insurance. The Borrower will, and will cause each Subsidiary to, maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as are usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and the Subsidiaries operate, provided that in any event the Borrower will maintain and cause each Subsidiary to maintain workmen's compensation insurance, property insurance and comprehensive general liability insurance reasonably satisfactory to the Agent. Each general liability insurance policy shall name the Agent as additional insured, each insurance policy covering Collateral shall name the Agent as loss payee and shall provide that such policy will not be canceled or materially changed without thirty (30) days prior written notice to the Agent.

      Section 8.6 Inspection Rights; Receivable Verification. Borrower will, and will cause each Subsidiary to, permit any authorized representative designated by the Agent to (a) visit and inspect the Receivables records of the Borrower and the Subsidiaries on the eleventh (11th) Business Day of each month, (b) make extracts from such records and (c) discuss such records with the Borrower's and the Subsidiaries' officers and employees. In addition, upon reasonable notice (which may be telephonic notice), at any other reasonable time and as often as the Agent may request, Borrower will, and will cause each Subsidiary to permit any authorized representative designated by the Agent, together with any authorized representatives of any Bank desiring to


AMENDED AND RESTATED CREDIT AGREEMENT - Page 50 accompany the Agent, to (a) visit and inspect the properties and financial records of the Borrower and the Subsidiaries (including those records relating to the existence and condition of the Receivables), (b) make extracts from such financial records, and (c) discuss the affairs, finances and condition of the Borrower and the Subsidiaries with its officers and employees and the Borrower's independent public accountants. The Agent agrees that it shall schedule any meeting with any such independent public accountant through the Borrower and a financial officer of the Borrower shall have the right to be present at any such meeting. The Agent shall also have the right to verify with any and all customers of the Borrower and any Obligated Party the existence and condition of the Receivables, as often as the Agent may require, without prior notice to or consent of the Borrower or any Obligated Party and whether or not a Default exists.

      Section 8.7 Keeping Books and Records. The Borrower will, and will cause each Subsidiary to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

      Section 8.8 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all applicable laws (including, without limitation, all Environmental Laws), rules, regulations, orders, and decrees of any Governmental Authority or arbitrator other than for such noncompliance that will not have a Material Adverse Effect.

      Section 8.9 Compliance with Agreements. The Borrower will, and will cause each Subsidiary to, comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.

      Section 8.10 Further Assurances and Collateral Matters.

            (a) Further Assurance and Exceptions to Perfection. The Borrower will, and will cause each Subsidiary to, execute and deliver such further documentation and take such further action as may be requested by the Agent to carry out the provisions and purposes of the Loan Documents and to create, preserve, protect and perfect the Liens of the Agent for the benefit of itself and the Banks in the Collateral; provided that prior to the occurrence of a Default, neither Borrower nor any Granting Subsidiary shall be required to:

                  (i) except as delivered in connection with the Prior Agreement and as required by Section 6.1(h), obtain any landlord or mortgagee waivers or subordinations;

                  (ii) execute or have filed any UCC Financing Statement fixture filings; and

                  (iii) deliver any certificates of title evidencing equipment of Borrower or a Granting Subsidiary with Agent's Lien noted thereon.


AMENDED AND RESTATED CREDIT AGREEMENT - Page 51

      If a Default occurs, then Borrower shall take such action as the Agent may request to perfect and protect the Liens of the Agent in all the Collateral, including any or all of the actions described in clauses (i) through (iii) of this Section 8.10 (a).

            (b) Subsidiary Creation or Acquisition. Upon the creation or acquisition of any Subsidiary, the Borrower shall (i) cause such Subsidiary to execute and deliver to Agent a Subsidiary Joinder Agreement and such other documentation as the Agent may request to cause such Subsidiary to evidence, perfect or otherwise implement the guaranty and security for the repayment of the Obligations contemplated by the Guaranty and the Subsidiary Security Agreement; (ii) if Borrower owns such Subsidiary directly, execute and deliver to the Agent an amendment to the Borrower Security Agreement describing as collateral thereunder the stock of or other ownership interests in the new Subsidiary and the Borrower shall deliver the certificates representing such stock or other interests to the Agent together with undated stock or other powers duly executed in blank and (iii) if the new Subsidiary is not directly owned by the Borrower, cause the Subsidiary who owns the new Subsidiary directly to pledge the stock of such new Subsidiary to the Agent pursuant to an amendment to the Subsidiary Security Agreement describing as collateral thereunder the stock of or other ownership interests in the new Subsidiary and to deliver the certificates representing such stock or other interests to the Agent together with undated stock or other powers duly executed in blank.

      Section 8.11 ERISA. The Borrower will, and will cause each Subsidiary to, comply with all minimum funding requirements and all other requirements of ERISA, if applicable, so as not to give rise to any liability which will have a Material Adverse Effect.

                                    ARTICLE 9

                               Negative Covenants

      The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following negative covenants:

      Section 9.1 Debt. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Debt, except:

            (a) Debt to the Banks pursuant to the Loan Documents;

            (b) Debt described on Schedule 9.1 hereto and any extensions, renewals or refinancings of such existing Debt so long as (i) the principal amount of such Debt after such renewal, extension or refinancing shall not exceed the principal amount of such Debt which was outstanding immediately prior to such renewal, extension or refinancing, (ii) such Debt shall not be secured by any assets other than assets securing such Debt, if any, prior to


AMENDED AND RESTATED CREDIT AGREEMENT - Page 52 such renewal, extension or refinancing; and (iii) to the extent any such Debt is subordinated to the Obligations, such Debt must be subordinated to the Obligations on substantially the same terms; provided however, that any Debt described on Schedule 9.1 which is secured by a Lien on Receivables must be repaid (and the Lien securing the payment thereof released) on or before June 30, 1998;

            (c) Debt of a Wholly-Owned Subsidiary to Borrower or another Wholly-Owned Subsidiary and Debt of Borrower to any Wholly-Owned Subsidiary; provided that (i) the obligations of each obligor of such Debt shall be subordinated in right of payment to such obligor's obligations under the Loan Documents from and after such time as any portion of such obligations shall become due and payable (whether at stated maturity, by acceleration or otherwise) and (ii) the proceeds of such Debt shall be used to finance the working capital requirements of such Subsidiary, to finance a Permitted Acquisition or for other general corporate purposes;

            (d) Guaranties incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations;

            (e) unsecured Debt for borrowed money or for the deferred payment of purchase price incurred, in each case, to finance a Permitted Acquisition; provided that (i) in no event shall the aggregate amount of such Debt outstanding under this clause (e) at any time exceed Twenty-Five Million Dollars ($25,000,000) and (ii) on the date of its incurrence, such Debt shall be permitted by the Indenture (with Borrower providing Agent evidence thereof);

            (f) Debt (including Capital Lease Obligations) secured by purchase money Liens permitted by Section 9.2(g) incurred after the Closing Date; provided that (i) in no event shall the aggregate amount of such Debt outstanding under this clause (f) at any time exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) and (ii) on the date of its incurrence, such Debt shall be permitted by the Indenture (with Borrower providing Agent evidence thereof);

            (g) Debt constituting obligations to reimburse worker's compensation insurance companies for claims paid by such companies on Borrower's or a Subsidiaries' behalf in accordance with the policies issued to Borrower and the Subsidiaries;

            (h) Debt of Borrower under Hedging Agreements;

            (i) Guarantees by Borrower or any Subsidiary of (i) Debt of another Subsidiary permitted hereby, (ii) Debt of Borrower permitted hereby or
      (iii) operating leases of another Subsidiary or Borrower entered into in the ordinary course of business;


AMENDED AND RESTATED CREDIT AGREEMENT - Page 53

            (j) indemnifications entered into by Borrower or a Subsidiary in connection with asset dispositions and acquisitions and in connection with other transactions entered into in the ordinary course of business;

            (k) Debt of any Person (or any of such Person's subsidiaries) existing at the time such Person becomes a Subsidiary (or is merged into or consolidated with the Borrower or any of the Subsidiaries), but only to the extent that such Debt was not incurred in connection with, as a result of or in contemplation of such Person becoming a Subsidiary (or being merged into or consolidated with the Borrower or any Subsidiary); provided, however, that (i) in no event shall the aggregate amount of such Debt outstanding at any time exceed Five Hundred Thousand Dollars ($500,000); (ii) immediately after such acquired Person becomes a Subsidiary (or is merged into or consolidated with the Borrower or any Subsidiary), no Default has occurred and (iii) such Debt shall be permitted by the Indenture (with Borrower providing Agent evidence thereof);

            (l) Debt evidenced by the Senior Subordinated Notes and any refinancings or replacements of all or a portion of such Debt so long as
      (i) the maturity of such refinancing or replacement Debt is after the Termination Date, (ii) such refinancing or replacement Debt is subordinated to the Obligations to the same or greater extent as the Senior Subordinated Notes are so subordinated, (iii) the covenants contained in any agreement evidencing such refinancing or replacement Debt are not materially more onerous, taken as a whole, to the Borrower than the covenants relating to the Senior Subordinated Notes, (iv) the principal amount of such refinancing or replacement Debt shall not exceed the principal amount of the Senior Subordinated Notes outstanding immediately prior to such refinancing or replacement and (v) any such refinancing or replacement Debt shall not be secured by any Liens; and

            (m) Debt (the "Additional Debt"), in addition to the Debt described in the forgoing clauses (a) through (l), which may be incurred if no Default exists or would result therefrom; provided that (i) the aggregate amount of the Additional Debt at any one time outstanding shall never exceeding Two Million Dollars ($2,000,000) and (ii) on the date of its incurrence, such Debt shall be permitted by the Indenture (with Borrower providing Agent evidence thereof).

      Section 9.2 Limitation on Liens and Restrictions on Subsidiaries. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Lien upon any of its property, whether now owned or hereafter acquired, except the following, none of which shall encumber the Collateral other than those Liens described in clauses (a), (b), (d), (e), (g),
(h) and (j):

            (a) Liens disclosed on Schedule 9.2 hereto; provided that, all Liens disclosed on Schedule 9.2 which encumber Receivables must be released on or before June 30, 1998 and


AMENDED AND RESTATED CREDIT AGREEMENT - Page 54 any Liens reflected on Schedule 9.2 which are designated as to be released at closing will not be permitted after the Closing Date;

            (b) Liens in favor of the Agent for the benefit of itself and the Banks pursuant to the Loan Documents;

            (c) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of the Borrower or the Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

            (d) Liens (other than Liens relating to Environmental Liabilities or ERISA) for taxes, assessments, or other governmental charges that are not delinquent or which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP;

            (e) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due or are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP and are incurred in the ordinary course of business;

            (f) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt);

            (g) Liens for purchase money obligations (including the rights of lessors under capitalized leases) provided that: (i) the purchase of the asset subject to any such Lien is not otherwise prohibited by Section 10.4 hereto; (ii) the Debt secured by any such Lien is permitted under Section
      9.1 hereto; (iii) any such Lien encumbers only the asset so purchased;
      (iv) the amount of such Lien does not exceed One Hundred percent (100%) of the purchase price of the asset so purchased; and (v) no Event of Default exists at the time the asset is so purchased;

            (h) Any attachment or judgment Lien not constituting an Event of Default;

            (i) Liens against equipment arising from precautionary UCC financing statement filings regarding operating leases entered into by Borrower and the Subsidiaries in the ordinary course of business; and


AMENDED AND RESTATED CREDIT AGREEMENT - Page 55

            (j) Liens on fixed assets of a Person existing at the time such Person becomes a Subsidiary (or such Person is merged into or consolidated with the Borrower or any Subsidiary) in accordance with the provisions of
      Section 9.3 hereof; provided, however, that such Liens (i) only secure the Debt permitted by subsection 9.1(k) above, (ii) were in existence prior to such acquired Person becoming a Subsidiary (or prior to the contemplation of such merger or consolidation), (iii) do not cover any property other than the property of such acquired Person which is subject to such Liens prior to such acquired Person becoming a Subsidiary (or prior to the contemplation of such merger or consolidation) and (iv) do not cover any Receivables.

Neither Borrower nor any Subsidiary shall enter into or assume any agreement (other than the Loan Documents and the Senior Subordinated Note Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired unless such agreement permits the granting of Liens to secure the Obligations; provided that, in connection with any Debt permitted to be incurred under Section 9.1 which is used to finance the acquisition of an asset and any Lien securing the payment thereof permitted by this Section 9.2, Borrower or the Subsidiary may agree that it will not permit any other Liens to encumber the asset so acquired. Except as provided herein, Borrower will not and will not permit any Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by Borrower or any Subsidiary; (2) subject to subordination provisions, pay any Debt owed to Borrower or any Subsidiary; (3) make loans or advances to Borrower or any Subsidiary; or (4) transfer any of its property or assets to Borrower or any Subsidiary.

      Section 9.3 Mergers, Etc. The Borrower will not, and will not permit any Subsidiary to, become a party to a merger or consolidation, or purchase or otherwise acquire all or a substantial part of the business or assets of any Person or all or a substantial part of the assets of a division or branch of a Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate itself; provided that, if no Default exists or would result therefrom:

            (a) Borrower and the Subsidiaries may enter into the transactions permitted by Section 9.5;

            (b) Borrower and any Wholly-Owned Subsidiary may acquire shares or other evidence of beneficial ownership of any Person or all or a substantial part of each such Person's assets or all or a substantial part of the assets of a division or branch of each such Person, if:

                  (i) the Target is involved in the type of business activities described in Section 9.10 and the proposed acquisition is supported by the Target's Board of Directors;


AMENDED AND RESTATED CREDIT AGREEMENT - Page 56

                  (ii) if the proposed acquisition is an acquisition of the
            stock of a Target, the acquisition will be structured so that the Target will become a Wholly-Owned Subsidiary. If the proposed acquisition is an acquisition of assets, the acquisition will be structured so that Borrower or a Wholly-Owned Subsidiary will acquire all or substantially all of (1) the assets of the Target or
            (2) the assets of a division or branch of the Target;

                  (iii) the Purchase Price for the proposed acquisition does not exceed Forty Million Dollars ($40,000,000), the sum of the Purchase Prices paid for all Permitted Acquisitions consummated since the Closing Date (excluding the Purchase Price paid for the Atlas Acquisition) plus, without duplication, the Purchase Price of the proposed acquisition (excluding the Atlas Acquisition) does not exceed Sixty-Five Million Dollars ($65,000,000) and the Purchase Price to be paid to acquire the Target or its assets does not exceed an amount equal to the product obtained by multiplying by five and one-half (5.5) the Calculated EBITDA of the Target or, as applicable, the Calculated EBITDA of the Target attributable to such assets acquired, calculated for the most recently completed twelve
            (12) month period prior to the closing of the proposed acquisition. The term "Calculated EBITDA" means, for any period, the sum of the following, each calculated without duplication for the Target or the applicable assets for such period: (1) EBITDA of the Target or, as applicable, the EBITDA of the Target attributable to the assets acquired; plus (2) all of those verifiable (as determined by Borrower and approved by the Agent) non-recurring expenses which have been deducted in calculating the Net Income included in such EBITDA for such period and which will be eliminated in the future upon the consummation of the proposed acquisition by the Borrower; minus (3) all income or gains which have been added in calculating such Net Income for such period and which will, in the Borrower's determination (as approved by the Agent), be eliminated in the future upon the consummation of the proposed acquisition by the Borrower;

                  (iv) Borrower provides evidence satisfactory to the Agent that
            (A) the acquisition and all transactions contemplated thereby are permitted by the Indenture; (B) the average daily balances of the sum of Borrower's and the Subsidiaries' cash, cash equivalents and Borrowing Availability for the thirty (30) day period prior to the date of the delivery of the notice required by clause (v) below and calculated as if the acquisition occurred on the first (1st) day of such period, shall equal or exceed Fifteen Million Dollars ($15,000,000); and (C) Borrower shall be in compliance with the ratio of Operating Cash Flow to Debt Service required by Section
            10.1 for the four (4) Fiscal Quarter period then most recently ending calculated on a proforma basis by including in Debt Service for such period the amount of the amortization of any Debt assumed or incurred in connection therewith for the next twelve (12) months following the date of calculation and including in Operating Cash Flow the sum of the following for the most recently completed twelve
            (12) month period


AMENDED AND RESTATED CREDIT AGREEMENT - Page 57
            prior to the Closing of the proposed acquisition: (1) the Calculated EBITDA of the Target or, as applicable, the assets acquired, minus
            (2) any provision for (or plus any benefit from) income or franchise taxes included in determining the Net Income included in such Calculated EBITDA; minus (3) interest expense deducted in determining such Net Income, minus (4) all expenditures of the Target or applicable to the assets being acquired which are classified as capital expenditures in accordance with GAAP during the period for which such Net Income is calculated (the sum of the forgoing clauses (1) through (4) calculated for any period, herein the "Target Operating Cash Flow");

                  (v) Borrower shall have provided to the Agent and each Bank at least seven (7) Business Days prior to the date that the proposed acquisition is to be consummated (but no earlier than ten (10) Business Days prior to such date) the following: (a) the name of the Target; (b) a description of the nature of the Target's business; and (c) a certificate of the chief financial officer, treasurer or chief executive officer of the Borrower (1) certifying that no Default exists or could reasonably be expected to occur as a result of the proposed acquisition, and (2) demonstrating compliance with the criteria set forth in clauses (iii) and (iv) of this subsection 9.3(b); and (d) any other information the Agent may reasonably request; and

                  (vi) The obligations arising under subsection 8.10(b) shall be fulfilled simultaneously with the closing of the acquisition in question.

            (c) Borrower may consummate the repurchases of stock, options and warrants in accordance with subsection 9.4(iii) and (iv);

            (d) any Subsidiary may merge or consolidate with Borrower (provided Borrower is the surviving entity) or with any Wholly-Owned Subsidiary or, in connection with a Permitted Acquisition, any other Person that, in each case is or becomes, simultaneously with such transaction, a Wholly-Owned Subsidiary;

            (e) Borrower may merge or consolidate with another Person in connection with a Permitted Acquisition if the Borrower is the surviving entity; and

            (f) a Subsidiary may wind-up, dissolve, or liquidate if all of its assets have been transferred in accordance with the restrictions set forth in Section 9.8.

      Section 9.4 Restricted Junior Payments. Borrower will not and will not permit any Subsidiary to directly or indirectly declare, order, pay, make or set apart any sum for (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any Subsidiary now or hereafter outstanding; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value,


AMENDED AND RESTATED CREDIT AGREEMENT - Page 58 direct or indirect, of any shares of any class of stock of Borrower or any Subsidiary now or hereafter outstanding; or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any Subsidiaries now or hereafter outstanding except:

            (i) Subsidiaries may make, declare and pay dividends and make other distributions with respect to their capital stock to the extent necessary to permit Borrower or the Subsidiary who is the direct parent of such Subsidiary to pay the Obligations and to permit Borrower and such parent to pay expenses (including general corporate expenses and management fees payable to Richmont Capital Partners I, L.P. in an amount not to exceed Five Hundred Thousand Dollars ($500,000) in any Fiscal Year) and taxes incurred in the ordinary course of business;

            (ii) Borrower and the Subsidiaries may declare and pay dividends on its common stock payable solely in shares of common stock;

            (iii) Borrower or a Subsidiary may repurchase its common stock or any warrants or options to purchase its common stock from its and the Subsidiaries' officers and employees who received such stock or options from an employee stock option or ownership plan established by Borrower or a Subsidiary (including repurchases arising as a result of the death, disability or termination of any such officers and employees); provided that (a) the aggregate amount paid for such repurchases in any Fiscal Year does not exceed Two Million Five Hundred Thousand Dollars ($2,500,000),
      (b) no Default exists or would result therefrom, (c) the average daily balances of the sum of Borrower's and the Subsidiaries' cash, cash equivalents and the Borrowing Availability for the thirty (30) day period prior to the date of the repurchase and calculated as if the repurchase had occurred on the first (1st) day of such period, shall equal or exceed Ten Million Dollars ($10,000,000), (d) the repurchase is permitted by the Indenture and (e) Borrower shall have provided Agent evidence of its compliance with clauses (c) and (d) preceding on the date of the proposed repurchase; and

            (iv) Borrower may set apart and pay on or before March 31, 1999 an aggregate amount not to exceed Ten Million Dollars ($10,000,000) for the acquisition of its common stock (in addition to the amounts repurchased pursuant to Subsection 9.4 (iii)) if (a) no Default exists or would result therefrom, (b) such acquisition is permitted by the Indenture (with Borrower providing Agent evidence thereof on or prior to the date of each such acquisition under this clause (iv)) and (c) the average daily balances of the sum of Borrower's and the Subsidiaries' cash, cash equivalents and the Borrowing Availability for the thirty (30) day period prior to the date of the acquisition and calculated as if the acquisition had occurred on the first (1st) day of such period, shall equal or exceed Fifteen Million Dollars ($15,000,000).


AMENDED AND RESTATED CREDIT AGREEMENT - Page 59

      Section 9.5 Investments. The Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any advance, loan, extension of credit, or capital contribution to or investment in any Person, or purchase or own any stocks, bonds, notes, debentures, or other securities of any Person, or be or become a joint venturer with or partner of any Person, except:

            (a) Permitted Acquisitions;

            (b) Borrower and the Subsidiaries may own stock of the Subsidiaries existing on the Closing Date;

            (c) Borrower and the Subsidiaries may make loans and entered into Guarantees, in each case, as permitted by subsections 9.1(c) and 9.1(i);

            (d) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

            (e) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of Fifty Million Dollars ($50,000,000);

            (f) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Rating Service or securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard and Poor's Rating Service or "A" by Moody's Investors Service, Inc.;

            (g) loans and advances to employees for business expenses incurred in the ordinary course of business not to exceed Three Hundred Thousand Dollars ($300,000) in the aggregate at any time outstanding;

            (h) existing investments described on Schedule 9.5 hereto;

            (i) if no Default exists, Borrower and the Subsidiaries may make additional capital contributions to or investments in or purchase any stocks, bonds, or other equity securities authorized to be issued under
      Section 9.6 of a Wholly-Owned Subsidiary or a newly created Person organized by Borrower or a Subsidiary that, immediately after such investment or purchase, will be a Wholly-Owned Subsidiary if the obligations under Section 8.10 shall be fulfilled, the aggregate amount of such contributions and investments made


AMENDED AND RESTATED CREDIT AGREEMENT - Page 60 under the permissions of this clause (i) do not exceed One Hundred Thousand Dollars ($100,000) during the entire term of this Agreement and such contributions and investments are permitted by the Indenture (with Borrower providing Agent evidence thereof on or prior to the date of such contribution or investment);

            (j) Borrower and the Subsidiaries may acquire and own any notes, stocks, bonds, or other equity securities of any Person received in connection with (i) the sale of assets permitted by subsection 9.8 (e),
      (ii) the bankruptcy or reorganization of suppliers and customers and (iii) the settlement of delinquent obligations of, and disputes with, customers and suppliers arising in the ordinary course of business;

            (k) Borrower and the Subsidiaries may make extensions of trade credit in the ordinary course of business;

            (l) any advance, loan or extension of credit by Borrower or any Subsidiary which may arise in connection with the performance under Hedging Agreements; and

            (m) the purchase of up to eight (8) shares of common capital stock issued by Bradford & Company Food Brokers, Inc.; provided that the aggregate amount paid for the purchase of all such stock shall not exceed One Hundred Thousand Dollars ($100,000).

      Section 9.6 Limitation on Issuance of Capital Stock. The Borrower will not permit any Subsidiary to, at any time issue, sell, assign, or otherwise dispose of (a) any of its capital stock, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock, or
(c) any option, warrant, or other right to acquire any of its capital stock, except Subsidiaries may issue stock to Borrower or their immediate Parent if such stock is pledged to the Agent under the terms of the Borrower Security Agreement or, as applicable, the Subsidiary Security Agreement.

      Section 9.7 Transactions With Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Borrower or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary, except that (a) Borrower and the Subsidiaries may enter into transactions with each other to the extent not otherwise prohibited hereby, (b) Borrower and the Subsidiaries may enter into the transactions described on Schedule 9.7, and (c) Borrower may pay management fees to Richmont Capital Partners I, L.P. in an amount not to exceed Five Hundred Thousand Dollars ($500,000) per Fiscal Year if (i) no Default exists or would result therefrom, (ii) the average daily balances of the sum of Borrower's and the Subsidiaries' cash, cash equivalents and the Borrowing Availability for the thirty (30) day period prior to the payment of any portion of such fee and calculated as if the actual amount of such fee so


AMENDED AND RESTATED CREDIT AGREEMENT - Page 61 paid had been paid on the first (1st) day of such period, shall equal or exceed One Dollars ($1.00), (iii) such fees are permitted to be paid under the Indenture, and (iv) Borrower shall have provided Agent evidence of its compliance with the preceding clauses (ii) and (iii) on the date of each such payment.

      Section 9.8 Disposition of Assets. The Borrower will not, and will not permit any Subsidiary to, sell, lease, assign, transfer, or otherwise dispose of any of its assets, except (a) dispositions of inventory in the ordinary course of business; (b) dispositions of assets reasonably and in good faith determined by Borrower or such Subsidiary to be obsolete or no longer necessary to its business; (c) licenses, sublicenses, leases and subleases of intellectual property, general intangibles, or other property (other than Receivables), in each case in the ordinary course of business, that do not materially interfere with the business of Borrower and the Subsidiaries; (d) the sale, lease or other disposition of assets of a Subsidiary to Borrower or a Wholly-Owned Subsidiary; and (e) the disposition of assets (other than Receivables), in addition to those set forth in clauses (a) through (d) above if all the following conditions are satisfied: (i) the aggregate sale price of the assets disposed of in any Fiscal Year does not exceed Five Hundred Thousand Dollars ($500,000); (ii) no Default exists or would result therefrom; and (iii) the consideration received is at least equal to the fair market value of such assets and is not required to be utilized to purchase the Senior Subordinated Notes in accordance with the Indenture.

      Section 9.9 Sale and Leaseback. The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

      Section 9.10 Lines of Business. The Borrower will not, and will not permit any Subsidiary to, engage in any line or lines of business activity other than the businesses in which they are engaged on the date hereof and any business related, ancillary or complementary to such businesses.

      Section 9.11 Prepayment of Debt. Borrower will not, and will not permit any Subsidiary to prepay, optionally redeem or repurchase any Debt other than the Obligations; provided that (i) Borrower may prepay the Debt required to be prepaid pursuant to Section 9.1(a) and (ii) Borrower may prepay up to an aggregate amount of One Million Dollars ($1,000,000) of Debt during the term of this Agreement( other than the Debt described in the foregoing clause (a)) if
(i) no Default exists or would result therefrom, (ii) the average daily balances of the sum of Borrower's and the Subsidiaries' cash, cash equivalents and the Borrowing Availability for the thirty (30) day period prior to the date of the repayment and calculated as if the repayment had occurred on the first (1st) day of such period, shall equal or exceed Two Million Dollars ($2,000,000) and (iii) Borrower shall have provided Agent evidence of its compliance with clause (ii) preceding on the date of the proposed repayment.


AMENDED AND RESTATED CREDIT AGREEMENT - Page 62

      Section 9.12 Atlas Acquisition Documents; Purchase Agreements. Borrower will not, and will not permit any Subsidiary to: (a) amend or modify the terms and conditions of the indemnities and licenses furnished pursuant to any of the Atlas Acquisition Documents or any of the Purchase Agreements such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of Borrower or the Obligated Parties or the Banks in any material respect or (b) otherwise amend or modify the other terms and conditions of any of the Atlas Acquisition Documents or any of the Purchase Agreements except to the extent that any such amendment or modification could not reasonably be expected to have an adverse effect on the interests of the Agent and the Banks in any material respect.

      Section 9.13 Modifications to Senior Subordinated Note Documents. Borrower will not and will not permit any Subsidiaries to change or amend the terms of the Senior Subordinated Note Documents, if the effect of such amendment is to:
(a) increase the interest rate on the Senior Subordinated Notes; (b) shorten the time of payments of principal or interest due under the Senior Subordinated Note Documents; (c) change any event of default or any covenant to a materially more onerous or restrictive provision; (d) change the subordination provisions thereof (or the subordination terms of any guaranty thereof) in a manner adverse to Agent or any Bank as senior creditors or the interests of the Banks under this Agreement or any other Loan Document in any respect; or (e) change or amend any other term of any Senior Subordinated Note Document in a manner materially adverse to Agent or any Bank as senior creditors or the interests of the Banks under this Agreement or any other Loan Document in any respect.

      Section 9.14 Designation of Senior Debt. Borrower will not designate any Debt as "Designated Senior Indebtedness" under the terms of the Indenture.

                                   ARTICLE 10

                               Financial Covenants

      The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following financial covenants:

      Section 10.1 Debt Service Ratio. Borrower shall not permit the ratio of the Operating Cash Flow to Debt Service calculated as of the last day of each Fiscal Quarter during the periods set forth below to be less than the ratio set forth below for such period:

================================================================================
               Period                                                Amount
================================================================================
Closing Date through March 31, 1998                              1.10 to 1.00
--------------------------------------------------------------------------------
April 1, 1998 through December 31, 1998                          1.15 to 1.00
--------------------------------------------------------------------------------


AMENDED AND RESTATED CREDIT AGREEMENT - Page 63

--------------------------------------------------------------------------------
January 1, 1999 through Termination Date                         1.25 to 1.00
================================================================================

The phrase "Operating Cash Flow" means, as of any Fiscal Quarter end and for the period of calculation then ending (the "Subject Period"), the total of the following calculated without duplication: (A), on a pro forma basis, the Target Operating Cash Flow for each Prior Target or, as applicable, the Target Operating Cash Flow attributable to the assets acquired from such Prior Target, for any portion of such Subject Period occurring prior to the date of the acquisition of such Prior Target or the related assets plus (B) the total of the following for Borrower and the Subsidiaries calculated on a consolidated basis without duplication for the four (4) Fiscal Quarter period (or portion thereof since the Closing Date) then ending: (a) Net Income; plus (b) amortization and depreciation expense deducted in determining Net Income; minus (c) all Capital Expenditures. The phrase "Debt Service" means, as of any Fiscal Quarter end, the aggregate amount of the amortization on the Borrower's and the Subsidiaries' Debt scheduled for: (a) if calculated as of December 31, 1997, the period from December 31, 1997 through March 31, 1998; (b) if calculated as of March 31, 1998, the period from March 31, 1998 through September 30,1998; (c) if calculated as of June 30, 1998, the period from June 30, 1998 through March 31, 1999; and (d) if calculated as of any other Fiscal Quarter end, the four (4) Fiscal Quarter period following such Fiscal Quarter end.

      Section 10.2 Interest Coverage. Borrower shall not permit the ratio of (a) the sum of the EBITDA of Borrower minus Capital Expenditures to (b) cash interest expense, both calculated for the four (4) Fiscal Quarter period (or portion thereof since the Closing Date) ending on the last day of each Fiscal Quarter to be less than (i) 1.50 to 1.00 as of each Fiscal Quarter end prior to January 1, 2000; (ii) 1.75 to 1.00 as of each Fiscal Quarter end after January 1, 2000 but prior to January 1, 2001; and (iii) 2.00 to 1.00 as of each Fiscal Quarter end thereafter.

      Section 10.3 Capital Expenditure Limits. Borrower shall not, and shall not permit any Subsidiary to, make or incur Capital Expenditures during each period set forth in the table below in excess of an aggregate amount equal to the applicable Capital Expenditure Limit for such period. The term "Capital Expenditure Limit" means for each period set forth in the table below, the sum of (a) the Dollar amount set forth in the table below opposite the applicable period (such Dollar amount as set forth for each such period herein the "Yearly Limit") plus (b) the lesser of (i) One Hundred percent (100%) of the Yearly Limit from the immediately preceding period which was not expended by Borrower and Subsidiaries for Capital Expenditures in such preceding period or (ii) Four Million Dollars ($4,000,000) (the amount calculated for any period under this clause (b), herein the "Carryover Amount"). Any Carryover Amount carried into either the 1998 or 1999 Fiscal Years may only used for the contemplated upgrade of Borrower's and the Subsidiaries' computer system. In calculating compliance with this Section 10.3, (a) Capital Expenditures made in a period shall first be debited against the Yearly Limit for such period then debited against the Carryover Amount carried into such period, if any, from the preceding period pursuant to this Section 10.3, and (b) the aggregate amount of all payments due under a Capital Lease Obligation


AMENDED AND RESTATED CREDIT AGREEMENT - Page 64 for the entire term thereof (excluding, however, the interest portion of capitalized lease payments) shall be considered expended in full on the date that the Capital Lease Obligation is entered into.

         ===============================================================
                          Period                             Amount
         ===============================================================
         Closing Date through December 31, 1997          $  1,000,000
         ---------------------------------------------------------------
         January 1, 1998 through December 31, 1998       $  7,500,000
         ---------------------------------------------------------------
         January 1, 1999 through December 31, 1999       $  7,500,000
         ---------------------------------------------------------------
         Each Fiscal Year thereafter                     $  5,000,000
         ===============================================================

                                   ARTICLE 11

                                     Default

      Section 11.1 Events of Default. Each of the following shall be deemed an "Event of Default":

            (a) The Borrower shall fail to pay (i) when due any principal, Reimbursement Obligation, interest or fees payable under any Loan Document or any part thereof; and (ii) within five (5) Business Days after the date Borrower receives written notice of the failure to pay when due any other Obligation or any part thereof.

            (b) Any representation, warranty or certification made or deemed made by the Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with any Loan Document shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

            (c) The Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Article 9 or Article 10 of this Agreement or Article IV of the Borrower Security Agreement or of any section of the Lockbox Agreements. Any Granting Subsidiary shall fail to perform, observe or comply with any covenant, agreement or term contained in Article IV of the Subsidiary Security Agreement or of any section of the Lockbox Agreements.

            (d) The Borrower shall fail to perform, observe or comply with any covenant, agreement or term contained in clauses (a) through (f), (i), (j) and (l) of Section 8.1 of this Agreement. The Borrower shall fail to perform, observe or comply with any covenant, agreement or term contained in clauses (g) (h), (k), (m) and (n) of Section 8.1 of this Agreement and such failure shall continue for five (5) Business Days.


AMENDED AND RESTATED CREDIT AGREEMENT - Page 65

            (e) The Borrower or any Obligated Party shall fail to perform, observe, or comply with any other covenant, agreement, or term contained in any Loan Document (other than covenants to pay the Obligations, the covenants described in subsections 11.1(c) and (d)) and such failure shall continue for a period of ten (10) Business Days after the earlier of (i) the date the Agent or any Bank provides Borrower with notice thereof or
      (ii) the date the Borrower should have notified the Agent thereof in accordance with subsection 8.1(j) hereof.

            (f) The Borrower, any Subsidiary, or any Obligated Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) admit in writing its inability to, or be generally unable to pay its debts as such debts become due, or (vii) take any corporate action for the purpose of effecting any of the foregoing.

            (g) A proceeding or case shall be commenced, without the application, approval or consent of the Borrower, any Subsidiary, or any Obligated Party, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or such Subsidiary or Obligated Party or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower or such Subsidiary or Obligated Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against the Borrower, any Subsidiary, or any Obligated Party shall be entered in an involuntary case under the Bankruptcy Code.

            (h) The Borrower, any Subsidiary, or any Obligated Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of Five Hundred Thousand Dollars ($500,000) against any of its assets or properties.

            (i) A final judgment or judgments for the payment of money in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate shall be rendered by a court or


AMENDED AND RESTATED CREDIT AGREEMENT - Page 66 courts against the Borrower, any Subsidiaries, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or the relevant Subsidiary or Obligated Party shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

            (j) The Borrower, any Subsidiary, or any Obligated Party shall fail to pay when due any principal of or interest on any Debt if the aggregate principal amount of the affected Debt equals or exceeds Five Hundred Thousand Dollars ($500,000) (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof or any event shall have occurred with respect to any such Debt that permits any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment. Without limiting the generality of the foregoing, the occurrence of an event of default under the terms of the Senior Subordinated Note Documents.

            (k) This Agreement shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower, any Subsidiary, any Obligated Party or the Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason (other than the negligence of the Agent or the release thereof in accordance with the Loan Documents) cease to be a valid, first priority (other than as a result of the Liens permitted to have priority under Section 9.2) perfected (other than as may result because of the provisions of Section 8.10) security interest in and lien upon any of the Collateral purported to be covered thereby.

            (l) Any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan;
      (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Banks subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed Five Hundred Thousand Dollars ($500,000).


AMENDED AND RESTATED CREDIT AGREEMENT - Page 67

            (m) Any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than one or more Richmont Affiliates shall become the direct or indirect beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 49% of the total voting power of all classes of capital stock then outstanding of the Borrower entitled (without regard to the occurrence of any contingency) to vote in elections of directors of the Borrower. The term "Richmont Affiliate" means Richmont Capital Partners I, L.P. or any other Person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with Richmont Capital Partners I, L.P. or Mary Kay Inc.

            (n) Either (1) one or more Richmont Affiliates (as defined in clause
      (m) immediately above) cease to beneficially own and control, directly or indirectly, at least fifty-one percent (51%) of the issued and outstanding shares of capital stock of Borrower (determined on a fully diluted basis) entitled (without regard to the occurrence of any contingency) to vote in elections of directors of Borrower, or (2) one or more Richmont Affiliates cease to have the power to elect a majority of the members of the board of directors of Borrower.

            (o) A change shall occur in the financial condition of the Borrower, any of the Subsidiaries or in the value of the Collateral, which does, or would reasonably be expected to, have a Material Adverse Effect.

      Section 11.2 Remedies. If any Event of Default shall occur and be continuing, the Agent may (and if directed by Required Banks, shall) do any one or more of the following:

            (a) Acceleration. By notice to the Borrower, declare all outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without further notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

            (b) Termination of Commitments. Terminate the Commitments, including, without limitation, the obligation of the Agent to issue Letters of Credit, without notice to the Borrower.

            (c) Judgment. Reduce any claim to judgment.

            (d) Foreclosure. Foreclose or otherwise enforce any Lien granted to the Agent for the benefit of itself and the Banks to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents.


AMENDED AND RESTATED CREDIT AGREEMENT - Page 68

            (e) Rights. Exercise any and all rights and remedies afforded by the laws of the State of New York or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

Provided, however, that upon the occurrence of an Event of Default under subsections 11.1(f) or (g) hereof, the Commitments of all of the Banks shall automatically terminate (including, without limitation, the obligation of the Agent to issue Letters of Credit), and the outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

      Section 11.3 Cash Collateral. If an Event of Default shall have occurred and be continuing the Borrower shall, if requested by the Agent or Required Banks, pledge to the Agent as security for the Obligations an amount in immediately available funds equal to the then outstanding Letter of Credit Liabilities, such funds to be held in a cash collateral account at the Agent without any right of withdrawal by the Borrower.

      Section 11.4 Performance by the Agent. If the Borrower shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Agent may, at the direction of Required Banks, perform or attempt to perform such covenant or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount expended by the Agent or the Banks in connection with such performance or attempted performance to the Agent at the Principal Office, together with interest thereon at the applicable Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent nor any Bank shall have any liability or responsibility for the performance of any obligation of the Borrower under any Loan Document. Under the terms of certain of the agreements entered into in accordance with subsection 6.1(o), Agent may be obligated to pay certain amounts to the financial institutions party thereto from time to time, including without limitations, fees owed to such financial institutions arising from their lock box and other deposit account services and amounts sufficient to reimburse such financial institutions for the amount of any item deposited in the related account which is returned unpaid. In the event Agent is required to pay any such amounts, Agent shall notify the Borrower and the Borrower shall promptly pay any amount so expended by Agent to the Agent at the Principal Office, together with interest at the Default Rate from and including the date of such expenditure to but excluding the date that such expenditure is paid in full and if the Borrower fails to make such payment, Agent shall have the option of automatically making a Loan in the amount so expended as a Base Rate Account.

      Section 11.5 Setoff. If an Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all deposits (general, time, demand, provisional or final) at any time held and other indebtedness at any


AMENDED AND RESTATED CREDIT AGREEMENT - Page 69 time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under any Loan Document, irrespective of whether or not the Agent or such Bank shall have made any demand under such Loan Documents and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower (with a copy to the Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

      Section 11.6 Continuance of Default. For purposes of all Loan Documents, a Default shall be deemed to have continued and exist until the Agent shall have actually received evidence satisfactory to the Agent that such Default shall have been remedied.

                                   ARTICLE 12

                                    The Agent

      Section 12.1 Appointment, Powers and Immunities. Each Bank hereby appoints and authorizes The Chase Manhattan Bank to act as its agent hereunder and under the other Loan Documents (and continues the agency created under the Prior Agreement) with such powers as are specifically delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Neither the Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with any Transaction Document or any of the other Transaction Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Agent (i) may treat the payee of any Note as the holder thereof until it receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent;
(ii) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of any Loan Document be a trustee or fiduciary for any Bank; (iii) shall not be required to initiate any litigation or collection proceedings under any Transaction Document except to the extent requested by Required Banks; (iv) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in any Transaction Document, or any certificate or other documentation referred to or provided for in, or received by any of them under, any Transaction Document, or for the value, validity, effectiveness, enforceability, or sufficiency of any Transaction Document or any other documentation referred to or provided for therein or for any failure by any Person to perform any of its obligations thereunder; (v) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and
(vi) shall incur no liability under or in respect of any Transaction Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by any Loan Document, the Agent shall in all cases be


AMENDED AND RESTATED CREDIT AGREEMENT - Page 70 fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Required Banks, and such instructions of Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks; provided, however, that the Agent shall not be required to take any action which exposes it to personal liability or which is contrary to any Loan Document or applicable law.

      Section 12.2 Rights of Agent as a Bank. With respect to its Commitment, the Loans made by it and the Note issued to it, The Chase Manhattan Bank (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of banking, trust, or other business with the Borrower, any Subsidiaries, any Obligated Party, and any other Person who may do business with or own securities of the Borrower, any Subsidiary, or any Obligated Party, all as if it were not acting as the Agent and without any duty to account therefor to the Banks.

      Section 12.3 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on the Loans or of commitment fees) unless the Agent has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 12.1 hereof) take such action with respect to such Default as shall be directed by Required Banks, provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall seem advisable and in the best interest of the Banks.

      Section 12.4 Indemnification. THE BANKS HEREBY AGREE TO INDEMNIFY THE AGENT FROM AND HOLD THE AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 13.1 AND 13.2 HERETO, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SECTIONS 13.1 AND 13.2 HERETO), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENT PERCENTAGES, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE TRANSACTION DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT UNDER OR IN RESPECT OF ANY OF THE TRANSACTION DOCUMENTS; PROVIDED, THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE AGENT'S GROSS NEGLIGENCE


AMENDED AND RESTATED CREDIT AGREEMENT - Page 71

OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE BANKS THAT THE AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE AGENT. WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION, EACH BANK AGREES TO REIMBURSE THE AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE COMMITMENT PERCENTAGES) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES) INCURRED BY THE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE TRANSACTION DOCUMENTS, TO THE EXTENT THAT THE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWER.

      Section 12.5 Independent Credit Decisions. Each Bank agrees that it has independently and without reliance on the Agent or any other Bank, and based on such documentation and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into any Loan Document and that it will, independently and without reliance upon the Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under any Transaction Document. Except as otherwise specifically set forth herein, the Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any Obligated Party of any Transaction Document or to inspect the properties or books of the Borrower or any Obligated Party. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Transaction Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other financial information concerning the affairs, financial condition or business of the Borrower or any Obligated Party (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

      Section 12.6 Several Commitments. The Commitments and other obligations of the Banks under any Loan Document are several. The default by any Bank in making a Loan in accordance with its Commitment shall not relieve the other Banks of their obligations under any Loan Document. In the event of any default by any Bank in making any Loan, each nondefaulting bank shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Bank was required to advance hereunder. No Bank shall be responsible for any act or omission of any other Bank.


AMENDED AND RESTATED CREDIT AGREEMENT - Page 72

      Section 12.7 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time by Required Banks if it has breached its obligations under the Loan Documents. Upon any such resignation or removal, Required Banks will have the right to appoint a successor Agent with the Borrower's consent, which shall not be unreasonably withheld. If no successor Agent shall have been so appointed by Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent approved by the Borrower, which approval will not be unreasonably withheld, which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having combined capital and surplus of at least One Hundred Million Dollars ($100,000,000). Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, contractual obligation, and duties of the resigning or removed Agent, including all obligations under any Letters of Credit, and the resigning or removed Agent shall be discharged from its duties and obligations under the Loan Documents, including, without limitation, its obligations under all Letters of Credit. After any Agent's resignation or removal as Agent, the provisions of this Article 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Agent.

      Section 12.8 Authorized Actions. Agent is irrevocably authorized by the Banks, without any further action by any Bank to (a) subordinate or release the Liens granted to Agent to secure the Obligations with respect to any equipment purchased after the Closing Date, to any purchase money Liens granted therein in accordance with the permissions set out in Section 9.2 and (b) release the Agent's Liens in Collateral (i) permitted to be sold or otherwise disposed of hereunder and (ii) upon termination of the Commitments, collateralization of all outstanding Letters of Credit, and payment and satisfaction of all other non-contingent Obligations under the Loan Documents.

      Section 12.9 Administrative Fee. The Borrower agrees to pay to the Agent on the last day of each month beginning on December 31, 1997 and on the Termination Date, an administrative fee equal to Two Thousand Dollars ($2,000).

                                   ARTICLE 13

                                  Miscellaneous

      Section 13.1 Expenses. The Borrower hereby agrees to pay on demand: (a) all costs and expenses of the Agent arising in connection with the preparation, negotiation, execution, and delivery of the Transaction Documents, including, without limitation, the fees and expenses of legal counsel for the Agent; (b) all costs and expenses of the Agent arising in connection the preparation, negotiation, execution and delivery of any and all amendments or other modifications to the Transaction Documents, including, without limitation, the fees and expenses of legal counsel for the Agent; (c) all fees, costs and expenses of the Agent arising in connection with any Letter of Credit,


AMENDED AND RESTATED CREDIT AGREEMENT - Page 73 including the Agent's customary fees for amendments, transfers and drawings on Letters of Credit; (d) all costs and expenses of the Agent in connection with any Default and the enforcement of any Transaction Document, including, without limitation, the fees and expenses of legal counsel for the Agent; (e) all reasonable fees, costs and expenses of any Bank (including legal fees and expenses of counsel to any Bank) arising in connection with an Event of Default;
(f) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of any Transaction Document; (e) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by any Transaction Document; and (g) all other costs and expenses incurred by the Agent in connection with any Transaction Document, including, without limitation, all costs, expenses, and other charges incurred in connection with any field examination, audit or appraisal in respect of the Borrowing Base, the Collateral or the records of Borrower and the Obligated Parties relating thereto.

      Section 13.2 Indemnification. THE BORROWER SHALL INDEMNIFY THE AGENT AND EACH BANK AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) ANY BREACH BY THE BORROWER OR ANY OBLIGATED PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE TRANSACTION DOCUMENTS, (B) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF THE BORROWER OR ANY SUBSIDIARY, (C) THE USE OR PROPOSED USE OF ANY LETTER OF CREDIT OR ANY PAYMENT OR FAILURE TO PAY WITH RESPECT TO ANY LETTER OF CREDIT, (D) ANY AND ALL TAXES, LEVIES, DEDUCTIONS, AND CHARGES IMPOSED ON THE AGENT OR ANY BANK IN RESPECT OF ANY LETTER OF CREDIT, OR
(E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY; PROVIDED THAT THE PERSON ENTITLED TO BE INDEMNIFIED UNDER THIS SECTION SHALL NOT BE INDEMNIFIED FROM OR HELD HARMLESS AGAINST ANY LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS OR EXPENSES (INCLUDING ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITING ANY PROVISION OF ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES,


AMENDED AND RESTATED CREDIT AGREEMENT - Page 74

PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS'
FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON.

      Section 13.3 Limitation of Liability. None of the Agent, any Bank, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and the Borrower and, by the execution of the Loan Documents, to which it is a party each Obligated Party, hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential or punitive damages suffered or incurred by the Borrower or any Obligated Party in connection with, arising out of, or in any way related to any of the Transaction Documents, or any of the transactions contemplated by any of the Transaction Documents.

      Section 13.4 No Duty. Except as may otherwise be required by Section 13.22, all attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Agent or any Bank shall have the right to act exclusively in the interest of the Agent and the Banks and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, any Obligated Party, any of the Borrower's shareholders or any other Person.

      Section 13.5 No Fiduciary Relationship. The relationship between the Borrower and the Obligated Parties on the one hand and the Agent and each Bank on the other is solely that of debtor and creditor, and neither the Agent nor any Bank has any fiduciary or other special relationship with the Borrower or any Obligated Parties, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and the Obligated Parties on the one hand and the Agent and each Bank on the other and any Bank to be other than that of debtor and creditor.

      Section 13.6 Equitable Relief. The Borrower recognizes that in the event the Borrower or any Obligated Party fails to pay, perform, observe, or discharge any or all of the obligations under the Loan Documents, any remedy at law may prove to be inadequate relief to the Agent and the Banks. The Borrower therefore agrees that the Agent and the Banks, if the Agent or the Required Banks so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

      Section 13.7 No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under any Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under any Transaction Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Transaction Documents are cumulative and not exclusive of any rights and remedies provided by law.


AMENDED AND RESTATED CREDIT AGREEMENT - Page 75

      Section 13.8 Successors and Assigns.

            (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and all of the Banks. Any Bank may sell participations to one or more banks or other institutions in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Letter of Credit Liabilities which it has made or in which it has a participating interest); provided, however, that (i) such Bank's obligations under the Loan Documents (including, without limitation, its Commitments) shall remain unchanged,
      (ii) such Bank shall remain solely responsible to the Borrower for the performance of such obligations, (iii) such Bank shall remain the holder of its Notes and owner of its participation or other interests in Letter of Credit Liabilities for all purposes of any Loan Document, (iv) the Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Documents, and (v) such Bank shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under any Loan Document, other than the right to vote upon or consent to (1) any increase of such Bank's Commitments, (2) any reduction of the principal amount of, or interest to be paid on, the Loans or other Obligations of such Bank, (3) any reduction of any commitment fee, letter of credit fee, or other amount payable to such Bank under any Loan Document, or (4) any postponement of any date for the payment of any amount payable in respect of the Loans or other Obligations of such Bank.

            (b) The Borrower and each of the Banks agree that any Bank (the "Assigning Bank") may at any time assign to one or more commercial banks, savings and loan association, savings bank, finance company, insurance company, pension fund, mutual fund, or other financial institution (whether a corporation, partnership, or other entity) (herein an "Eligible Assignee") all, or a proportionate part of all, of its rights and obligations under the Loan Documents (including, without limitation, its Commitments and Loans and participation interests) (each an "Assignee"); provided, however, that (i) each such assignment shall be of a consistent, and not a varying, percentage of all of the assigning Bank's rights and obligations under the Loan Documents, (ii) except in the case of an assignment of all of a Bank's rights and obligations under the Loan Documents, the amount of the Commitment of the assigning Bank being assigned pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than Five Million Dollars ($5,000,000), (iii) the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Note subject to such assignment, and a processing and recordation fee of Three Thousand Dollars ($3,000) payable by the assignor or assignee (and not the Borrower); and (iv) the Borrower and the Agent must consent to such assignment, which consent shall not be unreasonably withheld, with such consents to be evidenced by the Borrower's and the


AMENDED AND RESTATED CREDIT AGREEMENT - Page 76

      Agent's execution of the Assignment and Acceptance. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Agent, (x) the assignee thereunder shall be a party hereto as a "Bank" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the Loan Documents and (y) the Bank that is an assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Bank's rights and obligations under the Loan Documents, such Bank shall cease to be a party thereto).

            (c) The Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to and Letter of Credit Liabilities participated in by, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

            (d) Upon its receipt of an Assignment and Acceptance executed by an Assigning Bank and Assignee representing that it is an Eligible Assignee, together with any Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit "E" hereto, (i) accept such Assignment and Acceptance,
      (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice the Borrower, at its expense, shall execute and deliver to the Agent in exchange for the surrendered Note new Notes to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment, a Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be in an aggregate principal amount of the surrendered Note, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of Exhibit "A" hereto.

            (e) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or


AMENDED AND RESTATED CREDIT AGREEMENT - Page 77 participant or proposed assignee or participant, any information relating to the Borrower or any Subsidiary furnished to such Bank by or on behalf of the Borrower or the Subsidiaries.

      Section 13.9 Survival. All representations and warranties made in any Loan Document or in any document, statement, or certificate furnished in connection with any Loan Document shall survive the execution and delivery of the Loan Documents and no investigation by the Agent or any Bank or any closing shall affect the representations and warranties or the right of the Agent or any Bank to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under Article 5 hereof and Sections 13.1 and 13.2 hereof shall survive repayment of the Notes and termination of the Commitments and the Letters of Credit.

      Section 13.10 Entire Agreement; Amendment and Restatement; Waivers of Claims; Release of Additional Guaranty. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF (INCLUDING THE PRIOR AGREEMENT) AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. This Agreement amends and restates in its entirety the Prior Agreement. The execution of this Agreement, the Notes and the other Loan Documents executed in connection herewith does not extinguish the commitment under or the indebtedness outstanding in connection with the Prior Agreement nor does it constitute a novation with respect to such commitment or such indebtedness. The Borrower, Agent and the Banks ratify and confirm each of the Loan Documents entered into prior to the Closing Date (but excluding the Prior Agreement and the Additional Guaranty, as defined therein), and agree that such Loan Documents continue to be legal, valid, binding and enforceable in accordance with their respective terms. Borrower represents and warrants that as of the Closing Date there are no claims or offsets against or defenses or counterclaims to its obligations under the Prior Agreement or any of the other Loan Documents. TO INDUCE THE BANKS AND AGENT TO ENTER INTO THIS AGREEMENT, BORROWER WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE CLOSING DATE AND RELATING TO THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. Without limiting the generality of the foregoing and notwithstanding any Loan Document to the contrary, Borrower, Agent and the Banks agree and acknowledge that:

                  (i) the term "Credit Agreement" as used in each Loan Documents means this Agreement;

                  (ii) the term "Guaranteed Indebtedness" as used in the
            Guaranty includes the Obligations as defined herein; and


AMENDED AND RESTATED CREDIT AGREEMENT - Page 78

                  (iii) the term "Obligations" as used in the Borrower Security
            Agreement means the Obligations as defined herein.

      Upon the effectiveness of this Agreement, the Agent and each Bank release and discharge Ronald D. Pedersen and Richmont Capital Partners I, L.P. from all their respective obligations and liabilities owed to the Agent and any Bank under the terms of the Additional Guaranty (as defined in the Prior Agreement) and the Additional Guaranty is terminated and is of no further force or effect.

      Section 13.11 Amendments. No amendment or waiver of any provision of any Loan Document to which the Borrower is a party, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by Required Banks and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent shall, unless in writing and signed by all of the Banks and the Borrower, do any of the following: (a) increase Commitments of the Banks; (b) reduce the principal of, or interest on, the Notes, the Reimbursement Obligations, or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment of principal of, or interest on, the Notes, the Reimbursement Obligations, or any fees or other amounts payable hereunder; (d) waive or amend any of the conditions specified in Article 6 hereof; (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or the Letter of Credit Liabilities or the number of Banks which shall be required for the Banks or any of them to take any action under any Loan Document; (f) change any provision contained in this Section 13.11; or (g) release any Collateral (except as specifically permitted by Section 12.8 or release the Borrower or any Obligated Party from liability. Notwithstanding anything to the contrary contained in this Section, no amendment waiver, or consent shall be made with respect to Sections 2.7 or Article 12 hereof without the prior written consent of the Agent.

      Section 13.12 Maximum Interest Rate.

            (a) No interest rate specified in any Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "Contract Rate") for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

            (b) No provision of any Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the


AMENDED AND RESTATED CREDIT AGREEMENT - Page 79 provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the Obligations; and, if the principal of the Obligations has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Bank shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and
      (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations so that interest for the entire term does not exceed the Maximum Rate.

      Section 13.13 Notices. All notices and other communications provided for in any Loan Document to which the Borrower or any Obligated Party is a party shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof and, if to an Obligated Party, at the address for notices for Borrower; or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in any Loan Document, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, three
(3) Business Days after being duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Agent pursuant to
Section 2.7 or 4.3 hereof shall not be effective until received by the Agent.

      Section 13.14 Governing Law, Etc. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America. This Agreement shall be performable for all purposes in New York City. Any action or proceeding against the Borrower or any Obligated Party under or in connection with any of the Loan Documents may be brought in any New York state or federal court in New York City. The Borrower (and by its execution of the Loan Documents to which it is a party, each Obligated Party) hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. The Borrower (and by its execution of the Loan Documents to which it is a party, each Obligated Party) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 13.13. Nothing herein or in any of the other Loan Documents shall affect the right of the Agent or any Bank to serve process in any other manner permitted by law or shall limit the right of the Agent or any Bank to bring any action or proceeding against the Borrower, any Obligated Party or any of their respective


AMENDED AND RESTATED CREDIT AGREEMENT - Page 80 property in courts in other jurisdictions. Any action or proceeding by the Borrower or any Obligated Party against the Agent or any Bank shall be brought only in a court located in New York City.

      Section 13.15 Counterparts. This Agreement may be executed in one or more counterparts and on telecopy counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

      Section 13.16 Severability. Any provision of any Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of any Loan Document and the effect thereof shall be confined to the provision held to be invalid or illegal.

      Section 13.17 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

      Section 13.18 Non-Application of Chapter 346 of Texas Finance Code. The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties hereto not to be applicable to any Loan Documents or to the transactions contemplated thereby.

      Section 13.19 Construction. The Borrower, each Obligated Party (by its execution of the Loan Documents to which its is a party) the Agent and each Bank acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.

      Section 13.20 Independence of Covenants. All covenants under the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

      Section 13.21 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE AGENT OR ANY BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

      Section 13.22 Confidentiality. Agent and each Bank (each a "Lending Party") agrees to keep any Designated Information (as defined below) delivered or made available by the Borrower


AMENDED AND RESTATED CREDIT AGREEMENT - Page 81 to it confidential from anyone other than Persons employed or retained by such Lending Party who are, or are expected to be, engaged in evaluating, approving, structuring or administering the credit facility provided herein; provided that nothing herein shall prevent any Lending Party from disclosing such Designated Information (a) to any other Lending Party, (b) to any other Person who agrees to be bound by provisions substantially similar to those contained in this
Section if reasonably incidental to the administration of the credit facility provided herein, (c) upon the order of any court


AMENDED AND RESTATED CREDIT AGREEMENT - Page 82 or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (f) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party to the extent such information is necessary in such litigation, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Lending Party's legal counsel and independent auditors who are made aware of the provisions of this Section 13.22, (i) to any Affiliate of such Lending Party solely in connection with this Agreement if such party is made aware of the provisions of this Section 13.22; and (j) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee of any of its rights and obligations under the Loan Documents in accordance with the terms hereof. The term "Designated Information" means any information which has been designated by the Borrower in writing as confidential.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                   RICHMONT MARKETING SPECIALISTS INC.

                                   By:  /s/ William P. Murray
                                        ------------------------------
                                            William P. Murray
                                            Vice President

                                   Address for Notices:
                                   2324 Gateway Drive
                                   Irving, Texas 75063
                                   Fax No.:              972-756-5459
                                   Telephone No.:        972-714-1254
                                   Attention:            William P. Murray


AMENDED AND RESTATED CREDIT AGREEMENT - Page 83

Commitment:                        THE CHASE MANHATTAN BANK,
                                   individually as a Bank and as the Agent

$25,000,000.00

                                   By:  /s/ Jeffery S. Ackerman
                                        ------------------------------
                                            Jeffery S. Ackerman
                                            Vice President

                                   Address for Notices:

                                   Asset Based Lending
                                   633 Third Avenue, 7th Floor
                                   New York, New York 10017-6764
                                   Attention: Credit Deputy
                                      Fax No.: 212-622-5271
                                      Telephone No.: 212-622-5227

                                   Lending Office for Base Rate
                                   Accounts and Libor Accounts:
                                      633 Third Avenue
                                      New York, New York 10017-6764


AMENDED AND RESTATED CREDIT AGREEMENT - Page 84

                                 ACKNOWLEDGMENT

      The undersigned hereby consents and agrees to this Agreement and hereby ratifies and confirms each of the Loan Documents to which it is a party entered into prior to the Closing Date, and agrees that such Loan Documents continue to be legal, valid, binding and enforceable in accordance with their respective terms. The undersigned represents and warrants that as of the Closing Date, there are no claims or offsets against or defenses or counterclaims to its obligations under any Loan Document. TO INDUCE THE BANKS AND AGENT TO ENTER INTO THIS AGREEMENT, EACH OF THE UNDERSIGNED WAIVES ANY AND ALL CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE CLOSING DATE AND RELATING TO THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. Without limiting the generality of the foregoing and notwithstanding anything in any Loan Document to the contrary, the undersigned agrees and acknowledges that (i) the term "Credit Agreement" as used in each Loan Document to which it is a party means this Agreement; and (ii) the term "Guaranteed Indebtedness" as used in its Guaranty includes the Obligations as defined herein.

      Witness due execution hereof by the undersigned as of the date first written above.

                                   MSSC CAROLINA, INC.
                                   MARKETING SPECIALISTS SALES COMPANY
                                   BROMAR, INC.
                                   TOWER MARKETING, INC.
                                   FERRO & ASSOCIATES, INC.
                                   SERVICE ASSETS CORP.
                                   BROKERAGE SERVICES, INC.
                                   BATESTAS & CO.
                                   GENE SANFORD & ASSOCIATES, INC.
                                   T-BAR BROKERAGE, INC.
                                   T'NT NATIONAL CONVENIENCE STORE BROKERS, INC.


                                   By:  /s/ William P. Murray
                                        ------------------------------
                                            William P. Murray
                                            Authorized Officer for all Debtors


AMENDED AND RESTATED CREDIT AGREEMENT - Page 85

                                INDEX TO EXHIBITS

             Exhibit         Description of Exhibit
             -------         ----------------------

             "A"             Note
             "B"             Compliance Certificate
             "C"             Borrowing Base Report
             "D"             Subsidiary Joinder Agreement
             "E"             Assignment and Acceptance

                                   INDEX TO SCHEDULES

             Schedule        Description of Schedule
             --------        -----------------------

             1.1(a)          Lockbox Agreements and Accounts
             7.14            List of Subsidiaries; List of Borrower Shareholders
             9.1             Debt
             9.2             Existing Liens
             9.5             Existing Investments
             9.7             Permitted Affiliate Transactions


AMENDED AND RESTATED CREDIT AGREEMENT - Page 86

                                 Schedule 1.1(a)
                                       to

                       Richmond Marketing Specialists Inc.
                      Amended and Restated Credit Agreement

                         Lockbox Agreements and Accounts

                     A. Marketing Specialists Sales Company

      Agreement Name           Date           Other Parties        Account
      --------------           ----           -------------        -------
1.    Lockbox Agreement        01/28/97       NationsBank          3 7507 9923 1

                            B. Tower Marketing, Inc.

      Agreement Name           Date           Other Parties        Account
      --------------           ----           -------------        -------
1.    Lockbox Processing       08/23/94       NationsBank          00316020378
      Agreement

                                 C. Bromar, Inc.

      Agreement Name           Date           Other Parties          Account
      --------------           ----           -------------          -------
1.    Lockbox Agreement        03/18/97       Regalus West LLC;
                                              Wells Fargo Bank, N.A.

                            D. T-Bar Brokerage, Inc.

      Agreement Name           Date           Other Parties          Account
      --------------           ----           -------------          -------
1.    Lockbox Agreement        01/10/95       Texas Commerce Bank    00310027597
                                              National Association


Schedule 1.1(a), Solo Page

                                  Schedule 7.14
                                       to

                       Richmond Marketing Specialists Inc.
                      Amended and Restated Credit Agreement

               List of Subsidiaries; List of Borrower Shareholders

A.    Richmont Marketing Specialists Inc.

      1. Richmont Marketing Specialists Inc.

         Principal Address:              2324 Gateway Drive, Irving, Texas 75063
         Location of Books and Records:  2324 Gateway Drive, Irving, Texas 75063
         Authorized Stock:               1,000,000
         Issued and Outstanding Stock:   137,635, owned as follows:

             Stockholders                        Number of Shares
             ------------                        ----------------
           Ronald D. Pedersen                         25,842

           Jeffrey A. Watt                            16,826

           Gary R. Guffey                              6,193

           Bruce A. Butler                             6,193

           MS Acquisition Limited                     82,581

      Richmont Marketing Specialists Inc. and its stockholders are parties to a Company and Stockholders Agreement dated as of October 7, 1997, which imposes certain restrictions upon the sale or transfer of the capital stock of Richmont Marketing Specialists Inc.

      Ronald D. Pedersen, Jeffrey A. Watt, Bruce A. Butler and Gary R. Guffey have entered into an Amended and Restated Warrant Agreement with William
      B. Robinson dated as of October 7, 1997, pursuant to which Robinson may purchase shares of Richmont Marketing Specialists Inc. from such stockholders.

B.    Wholly-owned Subsidiaries of Richmont Marketing Specialists Inc.

      1. Marketing Specialists Sales Company

         Principal Address:              2324 Gateway Drive, Irving, Texas 75063
         Location of Books and Records:  2324 Gateway Drive, Irving, Texas 75063
         Authorized Stock:               10,000,000
         Issued and Outstanding Stock:   137,635


Schedule 7.14, Page 1 of 5

      Marketing Specialists Sales Company is not party to any agreement providing for options, rights, rights of conversion, redemption, purchase or repurchase, rights of first refusal and similar rights relating to its Capital Stock except the following:

      (a) Potential equitable claim arising from lien on 100 shares of stock of Marketing Specialists Sales Company, a Florida corporation and former subsidiary of Marketing Specialists Sales Company, a Texas corporation ("MSSC"), which was merged into MSSC effective as of December 31, 1997, which shares were evidenced, prior to such merger, by Share Certificate No. 3 issued in the name of MSSC;

      (b) A first lien security interest held by Vincent Clanton in 9,333 shares of common stock of MSSC issued and held in treasury and a second lien security interest in 3,112 shares of common stock of MSSC issued and held in treasury pursuant to a Pledge Agreement dated June 15, 1995; and

      (c) A first lien security interest held by George M. Murray in 3,112 shares of common stock of MSSC issued and held in treasury (being the same 3,112 shares of treasury stock subject to a second lien security interest in favor of Vincent Clanton pursuant to a Pledge Agreement dated June 15, 1995) by virtue of a Collateral Assignment Agreement dated September 27, 1994, referenced in that certain Agreement dated June 15, 1995 between H. Vincent Clanton and Marketing Specialists Sales Company.

      2. MSSC Carolina, Inc.

         Principal Address:              2324 Gateway Drive, Irving, Texas 75063
         Location of Books and Records:  2324 Gateway Drive, Irving, Texas 75063
         Authorized Stock:               1,000 shares of Common Stock, $0.01 par
                                         value per share
      Issued and Outstanding Stock:      1,000 shares of Common Stock

      MSSC Carolina, Inc. is not party to any agreement providing for options, rights, rights of conversion, redemption, purchase or repurchase, rights of first refusal and similar rights relating to its Capital Stock.

C.    Wholly-owned Subsidiaries of Marketing Specialists Sales Company

      1. Bromar, Inc., a California corporation

         Principal Address:              744 N. Eckhoff Street, Orange, CA 92868
         Location of Books and Records:  2324 Gateway Drive, Irving, Texas 75063
         Authorized Stock:               2,000,000 shares of Common Stock, no
                                         par value
         Issued and Outstanding Stock:   1,000 shares of Common Stock


Schedule 7.14, Page 2 of 5

      Bromar, Inc. is not party to any agreement providing for options, rights, rights of conversion, redemption, purchase or repurchase, rights of first refusal and similar rights relating to its Capital Stock.

      2. Tower Marketing Inc., a Texas Corporation

         Principal Address:              2324 Gateway Drive, Irving, Texas 75063
         Location of Books and Records:  same
         Authorized Stock:               4,000,000 shares of Common Stock, $0.01
                                         par value per share
                                         1,000,000 shares of Preferred, $0.01
                                         par value per share
         Issued and Outstanding Stock:   1,000 shares of Common Stock
                                         No shares of Preferred Stock

      Tower Marketing, Inc. is not party to any agreement providing for options, rights, rights of conversion, redemption, purchase or repurchase, rights of first refusal and similar rights relating to its Capital Stock.

      3. Ferro & Associates, Inc., a Louisiana corporation

         Principal Address:              1101 Dealers Avenue, New Orleans,
                                         Louisiana 70813
         Location of Books and Records:  1101 Dealers Avenue, New Orleans,
                                         Louisiana 70813
         Authorized Stock:               8,000 shares of Class A Common, Voting
                                         $7.50 par value
                                         4,000 shares of Class B Common,
                                         Nonvoting, $7.50 par value
         Issued and Outstanding Stock:   8,000 Class A Common
                                         2,472 Class B Common

D.    Wholly-owned Subsidiaries of Bromar, Inc.

      1. Service Assets Corp., a California corporation

         Principal Address:              744 N. Eckhoff Street, Orange, CA 92868
         Location of Books and Records:  2324 Gateway Drive, Irving, Texas 75063
         Authorized Stock:               1,000,000 shares of Common Stock, $1.00
                                         par value
         Issued and Outstanding Stock:   500 shares of Common Stock

      Service Assets Corp. is not party to any agreement providing for options, rights, rights of conversion, redemption, purchase or repurchase, rights of first refusal and similar rights relating to its capital stock.


Schedule 7.14, Page 3 of 5

      2. Brokerage Services, Inc., a California corporation

         Principal Address:              1751 E. Garry Ave., Santa Ana,
                                         California 92705
         Location of Books and Records:  2324 Gateway Drive, Irving, Texas 75063
         Authorized Stock:               1,000 shares of Common Stock, no par
                                         value
         Issued and Outstanding Stock:   100 shares of Common Stock

      Brokerage Services, Inc. is not party to any agreement providing for options, rights, rights of conversion, redemption, purchase or repurchase, rights of first refusal and similar rights relating to its capital stock.

      3. Batestas & Co., a Utah corporation

         Principal Address:              1279 200 South, Suite C., West Valley
                                         City, Utah 84119
         Location of Books and Records:  2324 Gateway Drive, Irving, Texas 75063
         Authorized Stock:               150,000 shares of Class A Common Stock,
                                         $1.00 par value
                                         50,000 shares of Class B Common Stock,
                                         $1.00 par value
         Issued and Outstanding Stock:   150,000 shares of Class A Common Stock

      Batestas & Co. is not party to any agreement providing for options, rights, rights of conversion, redemption, purchase or repurchase, rights of first refusal and similar rights relating to its capital stock.

      4. Gene Sanford & Associates, Inc., an Arizona corporation

         Principal Address:              2801 S. 35th Street, Phoenix, Arizona
                                         85034
         Location of Books and Records:  2324 Gateway Drive, Irving, Texas 75063
         Authorized Stock:               1,000,000 shares of Common Stock, $1.00
                                         par value
         Issued and Outstanding Stock:   50,500 shares of Common Stock

      Gene Sanford & Associates, Inc. is not party to any agreement providing for options, rights, rights of conversion, redemption, purchase or repurchase, rights of first refusal and similar rights relating to its capital stock.

E.    Wholly-owned Subsidiaries of Tower Marketing, Inc.

      1. T-Bar Brokerage, Inc., a Texas corporation

         Principal Address:              2324 Gateway Drive, Irving, Texas 75063
         Location of Books and Records:  2324 Gateway Drive, Irving, Texas 75063
         Authorized Stock:               100,000 shares of Common Stock, no par
                                         value


Schedule 7.14, Page 4 of 5

         Issued and Outstanding Stock:   4,161.5 shares of Common Stock

      T-Bar Brokerage, Inc. is not party to any agreement providing for options, rights, rights of conversion, redemption, purchase or repurchase, rights of first refusal and similar rights relating to its capital stock except:

      Potential equitable claim for lien on 17,587 shares of stock of Metropolitan/Commercial, Inc., a Texas corporation and predecessor to Metropolitan Marketing, Inc., a Texas corporation and former subsidiary of Tower Marketing, Inc., which was merged into MSSC effective as of April 10, 1997, which shares were evidenced, prior to such merger, by Share Certificate No. 6, referenced in Promissory Note dated March 1, 1998 in the stated principal amount of $53,095.15 executed by Metropolitan/Commercial, Inc. in favor of Bob Moses.

      2. TNT National Convenience Store Brokers, Inc., a Texas corporation

         Principal Address:              2324 Gateway Drive, Irving, Texas 75063
         Location of Books and Records:  same
         Authorized Stock:               500,000 shares of Common Stock, $0.01
                                         par value
         Issued and Outstanding Stock:   10,000 shares of Common Stock

      TNT National Convenience Store Brokers, Inc. is not party to any agreement providing for options, rights, rights of conversion, redemption, purchase or repurchase, rights of first refusal and similar rights relating to its capital stock.

F.    Wholly-owned Subsidiaries of MSSC Carolina, Inc.

      1. Atlas Marketing Company

         Principal Address:              2740 East Harris Blvd. Charlotte,
                                         North Carolina 28213
         Location of Books and Record:   same
         Authorized Stock:               10,000,00, $0.01 par value
         Issued and Outstanding Stock:   2,039,266.54

G.    Wholly-owned Subsidiaries of Atlas Marketing Company, Inc.

      1. Century Food Brokers of Hickory, Inc.

         Principal Address:              1056 3rd Avenue NW, Hickory
                                         North Carolina 28601
         Location of Books and Records:  2740 East Harris Blvd. Charlotte,
                                         North Carolina 28213
         Authorized Stock:               10,000,00, $0.01 par value


Schedule 7.14, Page 5 of 5

      Issued and Outstanding Stock:    200

      Century Food Brokers of Hickory, Inc. is not party to any agreement providing for options, rights, rights of conversion, redemption, purchase or repurchase, rights of first refusal and similar rights relating to its capital stock.

      2. East Coast Food Brokerage, Inc.

         Principal Address:              2033 Cross Beam Drive, Charlotte
                                         North Carolina 28217
         Location of Books and Records:  2740 East Harris Blvd.
                                         Charlotte, North Carolina 28213
         Authorized Stock:               5,000 shares of Common Stock, no par
                                         value
         Issued and Outstanding Stock:   1,000

      East Coast Food Brokerage, Inc. is not party to any agreement providing for options, rights, rights of conversion, redemption, purchase or repurchase, rights of first refusal and similar rights relating to its capital stock.

      3. Ultimate Food Sales, Inc.

         Principal Address:              427 W. State Street, Black Mountain
                                         North Carolina 28711
         Location of Books and Records:  2740 East Harris Blvd. Charlotte,
                                         North Carolina 28213
         Authorized Stock:               1,000 shares of Common Stock, $1.00 par
                                         value
         Issued and Outstanding Stock:   1,000 shares of common Stock

      Ultimate Food Sales, Inc. is not part to any agreement providing for options, rights, rights of conversion, redemption, purchase or repurchase, rights of first refusal and similar rights relating to its capital stock.

      4. Cumberland Food Brokers, Inc.

         Principal Address:              2740 East Harris Blvd. Charlotte,
                                         North Carolina 28213
         Location of Books and Record:   same
         Authorized Stock:               100,000 shares of Common Stock, $1.00
                                         par value
         Issued and Outstanding Stock:   1,000 shares

      Cumberland Food Brokers, Inc. is not party to any agreement providing for options, rights, rights of conversion, redemption, purchase or repurchase, rights of refusal and similar rights relating to its capital stock.

      5. Meatmaster Brokerage, Inc.

Schedule 7.14, Page 6 of 5

      Principal Address:               11159 Airpark Road, Suite 4
                                       Ashland, Virginia 23005
      Location of Books and Records:   2740 East Harris Blvd.
                                       Charlotte, North Carolina 28213
      Authorized Stock:                4,000 shares, Class A $1.00 par value
                                       common stock (voting) 1,000 shares,
                                       Class B
                                       $1.00 par value common stock
      Issued and Outstanding Stock:    500 shares of Class A

      Meatmaster Brokerage Inc. is not party to any agreement providing for options, rights, rights of conversion, redemption, purchase or repurchase, rights of first refusal and similar rights relating to its capital stock.


Schedule 7.14, Page 7 of 5

                                  Schedule 9.1
                                       to

                       Richmond Marketing Specialists Inc.
                      Amended and Restated Credit Agreement

                                      Debt


Schedule 9.1, Cover Page

                                  Schedule 9.2
                                       to

                       Richmond Marketing Specialists Inc.
                      Amended and Restated Credit Agreement

                                 Existing Liens


Schedule 9.2, Cover Page

                                  Schedule 9.5
                                       to

                       Richmond Marketing Specialists Inc.
                      Amended and Restated Credit Agreement

                              Existing Investments

1.    Texas Stadium Bonds

2. Personal Seat License in the football stadium under construction in Nashville, Tennessee

3.    Two shares of common stock of Bradford & Company Food Brokers, Inc.

4.    167 shares of common stock of Uncle B's Bakery, Inc.

5.    5,000 shares of common stock of Innova Pure Water, Inc.

6.    120 shares of common stock of Scott's Liquid Gold

7.    Seats at Ericson Stadium

8.    Twelve and one-half percent (12 1/2%) interest in Trusted Brands, Inc.


Schedule 9.5, Solo Page

                                  Schedule 9.7
                                       to

                       Richmond Marketing Specialists Inc.
                      Amended and Restated Credit Agreement

                        Permitted Affiliate Transactions

1. Stockholders Agreement among the Borrower, MS Acquisition Limited, Ronald Pedersen, Jeffrey Watt, Bruce Butler and Gary Guffey.

2.    Lease Agreement with ABP Partner Ltd.

3. Payment of accrued but unpaid interest with respect to certain promissory notes contributed to equity pursuant to the Additional Capital Contribution Agreement, dated as of September 12, 1997, by and among Ronald D. Pedersen, Jeffrey A. Watt, Bruce A. Butler, Gary R. Guffey, MS Acquisition Limited and Marketing Specialists Sales Company.


Schedule 9.7, Solo Page